Exhibit 4.4

JACOBS SOLUTIONS INC.,

JACOBS ENGINEERING GROUP INC.

as Issuers or Guarantors, as applicable, for each series of Debt Securities from time to time

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of __________

Subordinated Debt Securities

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

-v-

JACOBS SOLUTIONS INC.

JACOBS ENGINEERING GROUP INC.

Subordinated Debt Securities

CROSS REFERENCE SHEET*

This Cross Reference Sheet shows the location in the Indenture of the provisions inserted pursuant to Sections 310-318(a), inclusive of the Trust Indenture Act of 1939, as amended (TIA).

TIA Section	Indenture Section
§310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10, 7.04
§311(a)	7.11
(b)	7.11
§312(a)	5.01
(b)	5.02
(c)	5.02
§313(a)	5.03
(b)(1)	5.03
(b)(2)	5.03
(c)	5.03, 12.03
(d)	5.03
§314(a)(1)	5.05
(a)(2)	5.05
(a)(3)	5.05
(a)(4)	4.05
(b)	N.A.
(c)(1)	12.05
(c)(2)	12.05
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
§315(a)	7.01(a), 7.01(b)
(b)	6.07, 12.03
(c)	7.01
(d)	7.01
(e)	6.08
§316(a)(last sentence)	1.01
(a)(1)	6.06
(a)(2)	9.01(d)

-vi-

TIA Section	Indenture Section
(b)	6.04
(c)	5.04
§317(a)(1)	6.02
(a)(2)	6.02
(b)	4.04
§318(a)	12.07

*	The Cross Reference Sheet is not part of the Indenture.

N.A. means “Not Applicable.”

-vii-

INDENTURE dated as of _________, among JACOBS SOLUTIONS INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes called the “Parent”), JACOBS ENGINEERING GROUP INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes called the “Company”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (hereinafter sometimes called the “Trustee”).

RECITALS OF THE COMPANY AND THE PARENT

The Company and the Parent have duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of each Issuer’s (as defined below) debentures, notes, bonds or other evidences of indebtedness to be issued in one or more series unlimited as to principal amount (herein called the “Debt Securities”) and each Guarantor’s (as defined below) Guarantees (as defined below), as in this Indenture provided.

All things necessary to make this Indenture a valid agreement of the Company and the Parent, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH

That in order to declare the terms and conditions upon which the Debt Securities are authenticated, issued and delivered, and in consideration of the premises, and of the purchase and acceptance of the Debt Securities by the Holders thereof, the Company, the Parent and the Trustee covenant and agree with each other, for the benefit of each other and for the benefit of the respective Holders from time to time of the Debt Securities or any series thereof, as follows:

ARTICLE I

Definitions

Section 1.01 Certain Terms Defined. The terms defined in this Section (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any Indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force as of the date of original execution of this Indenture.

“Additional Provisions” has the meaning specified in Section 13.01.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, paying agent, authenticating agent, Depositary Custodian or agent for service of notices and demands.

“Applicable Procedures” means, with respect to any matter at any time relating to a Global Security, the rules, policies and procedures of the Depositary applicable to such matter.

“Authorized Newspaper” means a newspaper in an official language of the country of publication customarily published at least once a day, and customarily published for at least five days in each calendar week, and of general circulation in such city or cities specified as the Place of Payment pursuant to Section 2.03 with respect to the Debt Securities of any series. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any business day in such city.

“Board of Directors” means the board of directors of the Issuer or a Guarantor, as the case may be, or any duly authorized committee or subcommittee of such board, except as the context may otherwise require.

“Business Day” means, when used with respect to any Place of Payment specified pursuant to Section 2.03, any day that is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in such Place of Payment are authorized or obligated by law to close, except as otherwise specified pursuant to Section 2.03.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (including partnership interests) in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock, par value $1.00 per share, of the Parent, which shares are currently listed for trading on the New York Stock Exchange.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture, and, subject to the provisions of Article X, shall also include its successors and assigns.

“Corporate Trust Office of the Trustee” or other similar term means the office of the Trustee at which at any particular time its corporate trust business with respect to this Indenture shall be administered, which office at the date hereof is located at U.S. Bank Trust Company, National Association, 13737 Noel Road, Suite 800, Dallas, TX 75240, and for Agent services, such office shall also mean the office or agency of the Trustee located at U.S. Bank Trust Company, National Association, 60 Livingston Ave., Saint Paul, MN 55107, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company and the Parent, or the corporate trust office of any successor Trustee or other Trustee with respect to a series of Debt Securities (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company and the Parent).

“Currency” means Dollars or Foreign Currency.

“Debt Security” or “Debt Securities” has the meaning stated in the first recital of this Indenture and more particularly means any debt security or debt securities, as the case may be, of any series authenticated and delivered under this Indenture.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, unless otherwise specified by the Issuer pursuant to either Section 2.03 or 2.15, with respect to registered Debt Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Exchange Act or other applicable statute or regulations.

“Depositary Custodian” means the Trustee as custodian with respect to the Global Notes or any successor entity thereto.

“Dollar” or “$” means such currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

“Dollar Equivalent” means, with respect to any monetary amount in a Foreign Currency, at any time for the determination thereof, the amount of Dollars obtained by converting such Foreign Currency involved in such computation into Dollars at the spot rate for the purchase of Dollars with the applicable Foreign Currency as quoted by Bankers Trust Company (unless another comparable financial institution is designated by the Issuer) in New York, New York at approximately 11:00 a.m. (New York time) on the date two Business Days prior to such determination.

“Event of Default” has the meaning specified in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Foreign Currency” means a currency issued by the government of any country other than the United States or a composite currency the value of which is determined by reference to the values of the currencies of any group of countries.

“GAAP” means generally accepted accounting principles in the United States as in effect as of the date on which the Debt Securities of the applicable series are issued, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP consistently applied.

“Global Security” means with respect to any series of Debt Securities issued hereunder, a Debt Security which is executed by the Issuer and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Indenture and any Indentures supplemental hereto, or resolution of the Board of Directors and set forth in an Officer’s Certificate, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all the Outstanding Debt Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due and interest rate or method of determining interest.

“Guarantee” means the guarantee by any Guarantor of an Issuer’s obligations under this Indenture.

“Guarantor” means (i) with respect to each series of Debt Securities issued by the Company, the Parent; (ii) with respect to each series of Debt Securities issued by the Parent, the Company, if, in the case of this clause (ii), so provided in terms of such series as established pursuant to Section 2.03; and (iii) any other Subsidiary of the Parent added as a guarantor pursuant to any covenant applicable to a series of Debt Securities as established pursuant to Section 2.03. “Guarantor” as used with respect to the Debt Securities of any series shall mean only the Guarantors of the Debt Securities of that series.

“Guarantor Order” means a written order of a Guarantor, signed by its Chairman of the Board, Vice Chairman, Chief Executive Officer, President, Chief Financial Officer or any Vice President and by its Treasurer, Chief Accounting Officer, Secretary, any Assistant Treasurer or any Assistant Secretary.

“Guarantor Senior Indebtedness” means, with respect to the Debt Securities of any particular series, all indebtedness of, or indebtedness guaranteed by, any Guarantor of such Debt Securities for borrowed money (including the principal of, premium, if any, or interest on such borrowed money and any commitment fees or unborrowed amounts which, if borrowed, would constitute Guarantor Senior Indebtedness), whether currently outstanding or hereafter incurred, unless under the instrument evidencing the same or under which the same is outstanding, it is expressly provided that such indebtedness is subordinate to other indebtedness and obligations of such Guarantor.

“Holder,” “Holder of Debt Securities” or other similar terms means, with respect to a Registered Security, the Registered Holder.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary. The terms “Incurred”, “Incurrence” and “Incurring” shall each have a correlative meaning.

“Indebtedness” means (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all reimbursement obligations in respect of letters of credit or bankers acceptances or similar instruments, (iv) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (v) all obligations as lessee which are capitalized in accordance with generally accepted accounting principles at the time of calculation, and (vi) all obligations of others of the type referred in clause (i) through (vi) above that is guaranteed by us or any of our Subsidiaries or for which we or any of our Subsidiaries are otherwise responsible or liable.

“Indenture” means this instrument as originally executed or as it may from time to time be amended or supplemented as herein provided and shall include the form and terms of particular series of Debt Securities as contemplated hereunder, whether or not a supplemental Indenture is entered into with respect thereto.

“Issuer” means either the Parent or the Company, which issues a series of Debt Securities pursuant to Section 2.03. “Issuer” as used with respect to the Debt Securities of any series shall mean only the Issuer of the Debt Securities of that series.

“Issuer Order” means a written order of the Issuer, signed by its Chairman of the Board, Vice Chairman, Chief Executive Officer, President, Chief Financial Officer or any Vice President and by its Treasurer, Chief Accounting Officer, Secretary, any Assistant Treasurer or any Assistant Secretary, as applicable.

“Issuer Senior Indebtedness” means, with respect to the Debt Securities of any particular series, all indebtedness of, or indebtedness guaranteed by, the Issuer for borrowed money (including the principal of, premium, if any, or interest on such borrowed money and any commitment fees or unborrowed amounts which, if borrowed, would constitute Issuer Senior Indebtedness), whether currently outstanding or hereafter incurred, unless under the instrument evidencing the same or under which the same is outstanding, it is expressly provided that such indebtedness is subordinate to other indebtedness and obligations of the Issuer.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Officer” means, with respect to the Issuer or any Guarantor, (i) the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President or the Chief Financial Officer, and (ii) the Treasurer or any Assistant Treasurer, Chief Accounting Officer, or the Secretary or any Assistant Secretary.

“Officer’s Certificate” means a certificate signed by one Officer listed in the definition thereof. Each Officer’s Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e).

“Opinion of Counsel” means an opinion in writing signed by legal counsel for the Issuer or any Guarantor (which counsel may be an employee of the Issuer or any Guarantor), or outside counsel for the Issuer or any Guarantor. Each such opinion (i) shall include the statements provided for in Section 12.05, if applicable and (ii) may be subject to customary assumptions, qualifications and exclusions.

“Original Issue Discount Debt Security” means any Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration or acceleration of the maturity thereof pursuant to Section 6.01.

“Outstanding” when used with respect to any series of Debt Securities, means, as of the date of determination, all Debt Securities of that series theretofore authenticated and delivered under this Indenture, except:

(i) Debt Securities of that series theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii) Debt Securities of that series for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any paying agent (other than the Issuer or any Guarantor) in trust or set aside and segregated in trust by the Issuer or any Guarantor (if the Issuer shall act as its own paying agent or any Guarantor shall act as the paying agent) for the Holders of such Debt Securities; provided, that, if such Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii) Debt Securities of that series which have been paid pursuant to Section 2.09 or in exchange for or in lieu of which other Debt Securities have been authenticated and delivered pursuant to this Indenture, other than any such Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debt Securities are held by a bona fide purchaser in whose hands such Debt Securities are legal, valid and binding obligations of the Issuer; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debt Securities owned by the Issuer, any Guarantor or any other obligor upon the Debt Securities or any Affiliate of the Issuer, any Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debt Securities which the Trustee knows to be so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Debt Securities and that the pledgee is not the Issuer, any Guarantor or any other obligor upon the Debt Securities or an Affiliate of the Issuer, any Guarantor or of such other obligor. In determining whether the Holders of the requisite principal amount of Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Debt Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01. In determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that shall be deemed to be Outstanding for such purposes shall be the Dollar Equivalent, determined in the manner provided as contemplated by Section 2.03 on the date of original issuance of such Debt Security, of the principal amount (or, in the case of any Original Issue Discount Debt Security, the Dollar Equivalent on the date of original issuance of such Debt Security of the amount determined as provided in the preceding sentence above) of such Debt Security.

“Parent” means the Person named as the “Parent” in the first paragraph of this Indenture and, subject to the provisions of Article X, shall also include its successors and assigns.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Place of Payment” means, when used with respect to the Debt Securities of any series, the place or places where the principal of, and premium, if any, and interest on, the Debt Securities of that series are payable as specified pursuant to Section 2.03.

“Preferred Stock” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Registered Holder” means the Person in whose name a Registered Security is registered in the Debt Security Register (as defined in Section 2.07(a)).

“Registered Security” means any Debt Security registered as to principal and interest in the Debt Security Register (as defined in Section 2.07(a)).

“Registrar” has the meaning set forth in Section 2.07(a).

“Responsible Officer” when used with respect to the Trustee, means any officer within the Trustee, including any Vice President, any Assistant Vice President, any trust officer or any other officer of the Trustee performing functions similar to those performed by the persons who at the time shall be such officers, and any other officer of the Trustee to whom corporate trust matters are referred because of his knowledge of and familiarity with the particular subject.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” of any Person means any Subsidiary of the Person that would be a “significant subsidiary” as defined in Article 1, Rule 1-02(w)(1)(ii) or (iii) of Regulation S-X, promulgated pursuant to the Securities Act as in effect on the date of this Indenture.

“Senior Indebtedness” means with respect to the Debt Securities of any particular series, collectively, Issuer Senior Indebtedness with respect to the Debt Securities of such series and Guarantor Senior Indebtedness with respect to the Debt Securities of such series.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the Holder thereof upon the happening of any contingency beyond the control of the Issuer unless such contingency has occurred).

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or equivalent interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person; provided, however, that any Person the accounts of which are not consolidated with those of the Parent in its consolidated financial statements prepared in accordance with GAAP shall not be deemed to be a “Subsidiary” of the Parent.

“TIA” or “Trust Indenture Act” (except as herein otherwise expressly provided) means the Trust Indenture Act of 1939 as in force at the date of this Indenture as originally executed and, to the extent required by law, as amended.

“Trustee” initially means U.S. Bank Trust Company, National Association and any other Person or Persons appointed as such from time to time pursuant to Section 7.08, and, subject to the provisions of Article VII, includes its or their successors and assigns. If at any time there is more than one such Person, “Trustee” as used with respect to the Debt Securities of any series shall mean only the Trustee with respect to the Debt Securities of that series.

“U.S. Government Obligations” means securities that are (x) direct obligations of the United States or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States.

“United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“Yield to Maturity” means the yield to maturity, calculated at the time of issuance of a series of Debt Securities, or, if applicable, at the most recent redetermination of interest on such series and calculated in accordance with accepted financial practice.

Section 1.02 Incorporation by Reference of Trust Indenture Act. THIS INDENTURE IS SUBJECT TO THE MANDATORY PROVISIONS OF THE TRUST INDENTURE ACT WHICH ARE INCORPORATED BY REFERENCE IN AND MADE A PART OF THIS INDENTURE. THE FOLLOWING TRUST INDENTURE ACT TERMS HAVE THE FOLLOWING MEANINGS:

(1) “indenture securities” means the Debt Securities.

(2) “indenture security holder” means a Holder.

(3) “indenture to be qualified” means this Indenture.

(4) “indenture trustee” or “institutional trustee” means the Trustee.

(5) “obligor” on the indenture securities means the Issuer, any Guarantor and any other obligor on the Debt Securities.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, reference to another statute or defined by rules of the Commission have the meanings assigned to them by such definitions.

Section 1.03 Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

(7) the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock.

ARTICLE II

Debt Securities

Section 2.01 Forms Generally. The Debt Securities of each series shall be in substantially the form established by or pursuant to a resolution of the Board of Directors or in one or more Indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as the Issuer may deem appropriate (and, if not contained in a Supplemental Indenture entered into in accordance with Article IX, as are not prohibited by the provisions of this Indenture) or as may be required or appropriate to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange on which such series of Debt Securities may be listed, or to conform to general usage, or as may, consistently herewith, be determined by the officers executing such Debt Securities as evidenced by their execution of the Debt Securities.

The definitive Debt Securities of each series shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Debt Securities, as evidenced by their execution of such Debt Securities.

Section 2.02 Form of Trustee’s Certificate of Authentication. The Trustee’s Certificate of Authentication on all Debt Securities authenticated by the Trustee shall be in substantially the following form:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: __________ ____

U.S. Bank Trust Company, National Association, as Trustee

By:
Authorized Signatory

Section 2.03 Principal Amount; Issuable in Series. The aggregate principal amount of Debt Securities which may be issued, executed, authenticated, delivered and outstanding under this Indenture is unlimited. The Debt Securities of each series shall be subordinated in right of payment to all Issuer Senior Indebtedness with respect to such series as provided in Article XIII. If the Debt Securities of each series are guaranteed by any Guarantor, such Guarantee shall be subordinated in right of payment to all Guarantor Senior Indebtedness with respect to such series as provided in Article XV.

The Debt Securities may be issued in one or more series. There shall be established, without the approval of any Holders, in or pursuant to a resolution of the Board of Directors and set forth in an Officer’s Certificate, or established in one or more Indentures supplemental hereto, prior to the issuance of Debt Securities of any series any or all of the following:

(1) the identity of the Issuer of the Debt Securities and of any Guarantors of the Debt Securities;

(2) the title of the Debt Securities of the series (which shall distinguish the Debt Securities of the series from all other Debt Securities);

(3) any limit upon the aggregate principal amount of the Debt Securities of the series which may be authenticated and delivered under this Indenture (except for Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt Securities of the series pursuant to this Article II);

(4) the date or dates on which the principal and premium, if any, of the Debt Securities of the series are payable or the method of determination thereof;

(5) the rate or rates (which may be fixed or variable) at which the Debt Securities of the series shall bear interest, if any, or the method of determining such rate or rates, the date or dates from which such interest shall accrue, the dates on which such interest shall be payable, or the method by which such date will be determined, in the case of Registered Securities, the record dates for the determination of Holders thereof to whom such interest is payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

(6) the place or places, if any, in addition to or instead of the Corporate Trust Office of the Trustee where the principal of, and premium, if any, and interest on, Debt Securities of the series shall be payable;

(7) the price or prices at which, the period or periods within which and the terms and conditions upon which Debt Securities of the series may be redeemed, in whole or in part, at the option of the Issuer or otherwise;

(8) the obligation, if any, of the Issuer to redeem, purchase or repay Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the price or prices at which, the period or periods within which and the terms and conditions upon which Debt Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(9) the terms, if any, upon which the Debt Securities of the series may be convertible into or exchanged for Common Stock, Preferred Stock (which may be represented by depositary shares), other Debt Securities or warrants for Common Stock, Preferred Stock or Indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other provision in addition to or in lieu of those described herein;

(10) the denominations in which Debt Securities of the series shall be issuable;

(11) if the amount of principal, premium, if any, or interest on Debt Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

(12) if the principal amount payable at the Stated Maturity of Debt Securities of the series will not be determinable as of any one or more dates prior to such Stated Maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the Stated Maturity or which will be deemed to be Outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined); and the manner of determining the equivalent thereof in the currency of the United States for purposes of the definition of Dollar Equivalent;

(13) any changes or additions to Article XI, including the addition of additional covenants that may be subject to the covenant defeasance option pursuant to Section 11.02(b)(ii);

(14) the coin, Currency or Currencies or units of Currencies in which payment of the principal of and premium, if any, and interest on, Debt Securities of the series shall be payable, if other than such coin or Currency of the United States as at the time of payment is legal tender for payment of public and private debts;

(15) if other than the principal amount thereof, the portion of the principal amount of Debt Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.01 or provable in bankruptcy pursuant to Section 6.02;

(16) the terms, if any, of the transfer, mortgage, pledge or assignment as security for the Debt Securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act are applicable and any corresponding changes to provisions of this Indenture as currently in effect;

(17) any addition to or change in the Events of Default with respect to the Debt Securities of the series and any change in the right of the Trustee or the Holders to declare the principal of and interest on such Debt Securities due and payable;

(18) if the Debt Securities of the series shall be issued in whole or in part in the form of a Global Security or Global Securities, the terms and conditions, if any, upon which such Global Security or Global Securities may be exchanged in whole or in part for other individual Debt Securities in definitive registered form; and the Depositary for such Global Security or Global Securities and the form of any legend or legends to be borne by any such Global Security or Global Securities in addition to or in lieu of the legend referred to in Section 2.15;

(19) any trustees, authenticating or paying agents, transfer agents or registrars other than the Trustee;

(20) the applicability of, and any addition to or change in the covenants and definitions currently set forth in this Indenture or in the terms currently set forth in Article X, including conditioning any merger, conveyance, transfer or lease permitted by Article X upon the satisfaction of an indebtedness coverage standard by the Issuer or any Guarantor, if applicable, and Successor Company (as defined in Article X);

(21) the terms, if any, of any guarantee of the payment of principal of and interest on, Debt Securities of the series and any corresponding changes to the provisions of this Indenture as currently in effect;

(22) with regard to Debt Securities of the series that do not bear interest, the dates for certain required reports to the Trustee;

(23) the relative degree, if any, to which Debt Securities of such series and any Guarantee in respect thereof shall be senior to or be subordinated to other series of Debt Securities and Guarantees in respect thereof or other Indebtedness of the Issuer or any Guarantor, as the case may be, in right of payment, whether such other series of Debt Securities or other Indebtedness is outstanding or not; and

(24) any other terms of the Debt Securities of the series (which terms shall not be prohibited by the provisions of this Indenture or applicable law).

All Debt Securities of any one series appertaining thereto shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such resolution of the Board of Directors and as set forth in such Officer’s Certificate or in any such Indenture supplemental hereto. If any of the terms of a series of Debt Securities are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of the series. No board resolution or Officer’s Certificate may affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise with respect to any series of Debt Securities except as it may agree in writing.

Section 2.04 Execution of Debt Securities. The Debt Securities shall be signed on behalf of the Issuer by its Chairman of the Board, its Vice Chairman, its Chief Executive Officer, its President, its Chief Financial Officer or a Vice President and by its Chief Accounting Officer, Secretary, an Assistant Secretary, a Treasurer or an Assistant Treasurer, as applicable. Such signatures upon the Debt Securities may be the manual or facsimile signatures of the present or any future such authorized officers and may be imprinted or otherwise reproduced on the Debt Securities. The seal of the Issuer, if any, may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Debt Securities.

Only such Debt Securities as shall bear thereon a certificate of authentication substantially in the form set forth in Section 2.02, signed manually or by facsimile by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Debt Security executed by the Issuer shall be conclusive evidence that the Debt Security so authenticated has been duly authenticated and delivered hereunder.

In case any officer of the Issuer who shall have signed any of the Debt Securities shall cease to be such officer before the Debt Securities so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Issuer, such Debt Securities nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Debt Securities had not ceased to be such officer of the Issuer; and any Debt Security may be signed on behalf of the Issuer by such Persons as, at the actual date of the execution of such Debt Security, shall be the proper officers of the Issuer, although at the date of such Debt Security or of the execution of this Indenture any such Person was not such officer.

Section 2.05 Authentication and Delivery of Debt Securities. At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Debt Securities of any series executed by the Issuer to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debt Securities to or upon an Issuer Order. In authenticating such Debt Securities and accepting the additional responsibilities under this Indenture in relation to such Debt Securities, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon:

(1) a copy of any resolution or resolutions of the Board of Directors, certified by the Secretary or Assistant Secretary of the Issuer, authorizing the terms of issuance of any series of Debt Securities;

(2) an executed supplemental Indenture, if any;

(3) Officer’s Certificates of each of the Issuer and each Guarantor; and

(4) an Opinion of Counsel prepared in accordance with Section 12.05 which shall also state:

(a) that the form of such Debt Securities has been established by or pursuant to a resolution of the Board of Directors or by a supplemental Indenture as permitted by Section 2.01 in conformity with the provisions of this Indenture;

(b) that the terms of such Debt Securities have been established by or pursuant to a resolution of the Board of Directors or by a supplemental Indenture as permitted by Section 2.03 in conformity with the provisions of this Indenture; and

(c) that this Indenture and such Debt Securities, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law) and subject to such other exceptions as counsel shall request and as to which the Trustee shall not reasonably object.

Such Opinion of Counsel need express no opinion as to whether a court in the United States would render a money judgment in a currency other than that of the United States.

The Trustee shall have the right to decline to authenticate and deliver any Debt Securities under this Section 2.05 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of directors, trustees or vice presidents shall determine that such action would expose the Trustee to personal liability to existing Holders.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Debt Securities of any series. Unless limited by the terms of such appointment, an authenticating agent may authenticate Debt Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, paying agent or agent for service of notices and demands.

Unless otherwise provided in the form of Debt Security for any series, each Debt Security shall be dated the date of its authentication.

Section 2.06 Denomination of Debt Securities. Unless otherwise provided in the form of Debt Security for any series, the Debt Securities of each series shall be issuable only as Registered Securities in such denominations as shall be specified or contemplated by Section 2.03. In the absence of any such specification with respect to the Debt Securities of any series, the Debt Securities of such series shall be issuable in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Section 2.07 Registration of Transfer and Exchange.

(a) The Issuer shall keep or cause to be kept a register for each series of Registered Securities issued hereunder (hereinafter collectively referred to as the “Debt Security Register”), in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Registered Securities and the registration of transfer of Registered Securities as provided in this Article II. At all reasonable times the Debt Security Register shall be open for inspection by the Trustee. Subject to Section 2.15, upon due presentment for registration of transfer of any Registered Security at any office or agency to be maintained by the Issuer in accordance with the provisions of Section 4.02, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Registered Security or Registered Securities of authorized denominations for a like aggregate principal amount.

Unless and until otherwise determined by the Issuer by resolution of the Board of Directors, the register of the Issuer for the purpose of registration, exchange or registration of transfer of the Registered Securities shall be kept at the Corporate Trust Office of the Trustee and, for this purpose, the Trustee shall be designated “Registrar”.

Registered Securities of any series (other than a Global Security) may be exchanged for a like aggregate principal amount of Registered Securities of the same series of other authorized denominations. Subject to Section 2.15, Registered Securities to be exchanged shall be surrendered at the office or agency to be maintained by the Issuer as provided in Section 4.02, and the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor the Registered Security or Registered Securities which the Holder making the exchange shall be entitled to receive.

(b) All Registered Securities presented or surrendered for registration of transfer, exchange or payment shall (if so required by the Issuer, the Trustee or the Registrar) be duly endorsed or be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Issuer, the Trustee and the Registrar, duly executed by the Registered Holder or his attorney duly authorized in writing.

All Debt Securities issued in exchange for or upon transfer of Debt Securities shall be the valid obligations of the Issuer and any Guarantor, respectively, evidencing the same debt, and entitled to the same benefits under this Indenture as the Debt Securities surrendered for such exchange or transfer.

No service charge shall be made for any exchange or registration of transfer of Debt Securities (except as provided by Section 2.09), but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, other than those expressly provided in this Indenture to be made at the Issuer’s own expense or without expense or without charge to the Holders. Each Holder that is a transferor of a Debt Security shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation, any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

The Issuer shall not be required (a) to issue, register the transfer of or exchange any Debt Securities for a period of 15 days next preceding any mailing or sending of notice of redemption of Debt Securities of such series or (b) to register the transfer of or exchange any Debt Securities selected, called or being called for redemption.

Prior to the due presentation for registration of transfer of any Debt Security, the Issuer, any Guarantor, the Trustee, any paying agent or any Registrar may deem and treat the Person in whose name a Debt Security is registered as the absolute owner of such Debt Security for the purpose of receiving payment of principal of, and premium, if any, and interest on, such Debt Security and for all other purposes whatsoever, whether or not such Debt Security is overdue, and none of the Issuer, any Guarantor, the Trustee, any paying agent or Registrar shall be affected by notice to the contrary.

None of the Issuer, any Guarantor, the Trustee, any agent of the Trustee, any paying agent or any Registrar will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 2.08 Temporary Debt Securities. Pending the preparation of definitive Debt Securities of any series, the Issuer may execute and the Trustee shall authenticate and deliver temporary Debt Securities (which may be printed, lithographed, photocopied, typewritten or otherwise produced) of any authorized denomination, and substantially in the form of the definitive Debt Securities in lieu of which they are issued, in registered form and with such omissions, insertions and variations as may be appropriate for temporary Debt Securities, all as may be determined by the Issuer with the concurrence of the Trustee. Temporary Debt Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Debt Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Debt Securities.

If temporary Debt Securities of any series are issued, the Issuer will cause definitive Debt Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Debt Securities of such series, the temporary Debt Securities of such series shall be exchangeable for definitive Debt Securities of such series upon surrender of the temporary Debt Securities of such series at the office or agency of the Issuer at a Place of Payment for such series, without charge to the Holder thereof, except as provided in Section 2.07 in connection with a transfer. Upon surrender for cancellation of any one or more temporary Debt Securities of any series, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debt Securities of the same series of authorized denominations and of like tenor. Until so exchanged, temporary Debt Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities of such series, except as otherwise specified as contemplated by Section 2.03(18) with respect to the payment of interest on Global Securities in temporary form.

Upon any exchange of a portion of a temporary Global Security for a definitive Global Security or for the individual Debt Securities represented thereby pursuant to Section 2.07 or this Section 2.08, the temporary Global Security shall be endorsed by the Trustee to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such temporary Global Security shall be reduced for all purposes by the amount to exchanged and endorsed.

Section 2.09 Mutilated, Destroyed, Lost or Stolen Debt Securities. If (i) any mutilated Debt Security is surrendered to the Trustee at its corporate trust office (in the case of Registered Securities) or (ii) the Issuer, any Guarantor and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Debt Security, and there is delivered to the Issuer, any Guarantor and the Trustee such security or indemnity as may be required by them to save each of them and any paying agent harmless, and neither the Issuer, any Guarantor nor the Trustee receives notice that such Debt Security has been acquired by a bona fide purchaser, then the Issuer shall execute and, upon an Issuer Order, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Debt Security, a new Debt Security of the same series of like tenor, form, terms and principal amount, bearing a number not contemporaneously Outstanding. Upon the issuance of any substituted Debt Security, the Issuer and any Guarantor may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debt Security which has matured or is about to mature or which has been called for redemption shall become mutilated or be destroyed, lost or stolen, the Issuer may, instead of issuing a substituted Debt Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Debt Security) if the applicant for such payment shall furnish the Issuer, any Guarantor and the Trustee with such security or indemnity as either may require to save it harmless from all risk, however remote, and, in case of destruction, loss or theft, evidence to the satisfaction of the Issuer and the Trustee of the destruction, loss or theft of such Debt Security and of the ownership thereof.

The Holder must furnish an indemnity bond that is sufficient in the judgment of each of the Trustee, the Issuer and any Guarantor to protect each of the Issuer, any Guarantor, the Trustee or any Agent from any loss that any of them may suffer if a Debt Security is replaced. The Issuer and any Guarantor shall charge the Holder, and the Holder shall pay, for the Issuer’s, any Guarantor’s and the Trustee’s expenses in replacing the Debt Security (including, without limitation, attorney’s fees and disbursements in replacing such Debt Security).

Every substituted Debt Security of any series issued pursuant to the provisions of this Section 2.09 by virtue of the fact that any Debt Security is destroyed, lost or stolen shall constitute an original additional contractual obligation of the Issuer and any Guarantor, if applicable, whether or not the destroyed, lost or stolen Debt Security shall be found at any time, and shall be entitled to all the benefits of and shall be subject to all the limitations of rights set forth in this Indenture equally and proportionately with any and all other Debt Securities of that series duly issued hereunder. All Debt Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities, and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.10 Cancellation of Surrendered Debt Securities. All Debt Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to the Issuer or any paying agent or a Registrar, be delivered to the Trustee for cancellation by it, or if surrendered to the Trustee, shall be canceled by it, and no Debt Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. All canceled Debt Securities held by the Trustee shall be destroyed (subject to the record retention requirements of the Exchange Act) and certification of their destruction delivered to the Issuer upon request. If the Issuer or any Guarantor shall acquire any of the Debt Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented thereby unless and until the same are delivered or surrendered to the Trustee for cancellation. The Issuer may not issue new Debt Securities to replace Debt Securities it has redeemed, paid or delivered to the Trustee for cancellation.

Section 2.11 Provisions of the Indenture and Debt Securities for the Sole Benefit of the Parties and the Holders. Nothing in this Indenture or in the Debt Securities, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto, the Holders or any Registrar or paying agent, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all its covenants, conditions and provisions being for the sole benefit of the parties hereto, the Holders and any Registrar and paying agents.

Section 2.12 Payment of Interest; Rights Preserved.

(a) Interest on any Registered Security that is payable and is punctually paid or duly provided for on any interest payment date shall be paid to the Person in whose name such Registered Security is registered at the close of business on the regular record date for such interest notwithstanding the cancellation of such Registered Security upon any transfer or exchange subsequent to the regular record date. Payment of interest on Registered Securities shall be made at the Corporate Trust Office of the Trustee (except as otherwise specified pursuant to Section 2.03), or at the option of the Issuer or any Guarantor, by check mailed to the address of the Person entitled thereto as such address shall appear in the Debt Security Register or, if provided pursuant to Section 2.03 and in accordance with arrangements satisfactory to the Trustee, at the option of the Registered Holder by wire transfer to an account designated by the Registered Holder.

(b) Subject to the foregoing provisions of this Section 2.12 and Section 2.17, each Debt Security of a particular series delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debt Security of the same series shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debt Security.

Section 2.13 Securities Denominated in Foreign Currencies.

(a) Except as otherwise specified pursuant to Section 2.03 for Registered Securities of any series, payment of the principal of, and premium, if any, and interest on, Registered Securities of such series will be made in Dollars.

(b) For the purposes of calculating the principal amount of Debt Securities of any series denominated in a Foreign Currency or in units of two or more Foreign Currencies for any purpose under this Indenture, the principal amount of such Debt Securities at any time Outstanding shall be deemed to be the Dollar Equivalent of such principal amount as of the date of any such calculation.

In the event any Foreign Currency or currencies or units of two or more Currencies in which any payment with respect to any series of Debt Securities may be made ceases to be a freely convertible Currency on United States Currency markets, for any date thereafter on which payment of principal of, or premium, if any, or interest on, the Debt Securities of a series is due, the Issuer shall select the Currency of payment for use on such date, all as provided in the Debt Securities of such series. In such event, the Issuer shall, as provided in the Debt Securities of such series, notify the Trustee of the Currency which it has selected to constitute the funds necessary to meet the Issuer’s obligations or such payment date and of the amount of such Currency to be paid. Such amount shall be determined as provided in the Debt Securities of such series. The payment to the Trustee with respect to such payment date shall be made by the Issuer solely in the Currency so selected.

Section 2.14 Wire Transfers. Notwithstanding any other provision to the contrary in this Indenture, the Issuer and any Guarantor may make any payment of monies required to be deposited with the Trustee on account of principal of, or premium, if any, or interest on, the Debt Securities (whether pursuant to optional or mandatory redemption payments, interest payments or otherwise) by wire transfer of immediately available funds to an account designated by the Trustee on or before noon Eastern Time on the date such moneys are to be paid to the Holders of the Debt Securities in accordance with the terms hereof.

Section 2.15 Securities Issuable in the Form of a Global Security.

(a) If the Issuer shall establish pursuant to Sections 2.01 and 2.03 that the Debt Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Issuer shall execute and the Trustee or its agent shall, in accordance with Section 2.05, authenticate and deliver, such Global Security or Global Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Debt Securities of such series to be represented by such Global Security or Global Securities, or such portion thereof as the Issuer shall specify in an Officer’s Certificate, (ii) shall be registered in the name of the Depositary for such Global Security or Global Securities or its nominee, (iii) shall be delivered by the Trustee or its agent to the Depositary or pursuant to the Depositary’s instruction and (iv) shall bear a legend substantially to the following effect: “UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL DEBT SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY,” or such other legend as may then be required by the Depositary for such Global Security or Global Securities. The Trustee and each Agent are hereby authorized to act in accordance with Applicable Procedures with respect to any series of Debt Securities represented by a Global Security or Global Securities.

(b) Notwithstanding any other provision of this Section 2.15 or of Section 2.07 to the contrary, and subject to the provisions of paragraph (c) below, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for definitive Debt Securities in registered form, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 2.07, only by the Depositary to a nominee of the Depositary for such Global Security, or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or a nominee of the Depositary to a successor Depositary for such Global Security selected or approved by the Issuer, or to a nominee of such successor Depositary.

(c) (i) If at any time the Depositary for a Global Security or Global Securities notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Security or Global Securities or if at any time the Depositary for the Debt Securities for such series shall no longer be eligible or in good standing under the Exchange Act or other applicable statute, rule or regulation, the Issuer shall appoint a successor Depositary with respect to such Global Security or Global Securities. If a successor Depositary for such Global Security or Global Securities is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer shall execute, and the Trustee or its agent, upon receipt of an Issuer Order for the authentication and delivery of such individual Debt Securities of such series in exchange for such Global Security, will authenticate and deliver, individual Debt Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security or Global Securities. In connection with any proposed transfer of individual Debt Securities in exchange for Global Securities, there shall be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation, any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

(ii) The Issuer may at any time and in its sole discretion determine that the Debt Securities of any series or portion thereof issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Global Securities. In such event the Issuer will execute, and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of individual Debt Securities of such series in exchange in whole or in part for such Global Security, will authenticate and deliver individual Debt Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such series or portion thereof in exchange for such Global Security or Global Securities.

(iii) If specified by the Issuer pursuant to Sections 2.01 and 2.03 with respect to Debt Securities issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for individual Debt Securities of such series of like tenor and terms in definitive form on such terms as are acceptable to the Issuer, the Trustee and such Depositary. Thereupon the Issuer shall execute, and the Trustee or its agent upon receipt of an Issuer Order for the authentication and delivery of definitive Debt Securities of such series shall authenticate and deliver, without service charge, (1) to each Person specified by such Depositary a new Debt Security or Debt Securities of the same series of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and (2) to such Depositary a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Debt Securities delivered to Holders thereof.

(iv) In any exchange provided for in any of the preceding three paragraphs, the Issuer will execute and the Trustee or its agent will authenticate and deliver individual Debt Securities. Upon the exchange of the entire principal amount of a Global Security for individual Debt Securities, such Global Security shall be canceled by the Trustee or its agent. Except as provided in the preceding paragraph, Registered Securities issued in exchange for a Global Security pursuant to this Section 2.15 shall be registered in such names, and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or the Registrar. The Trustee or the Registrar shall deliver such Registered Securities to the Persons in whose names such Registered Securities are so registered.

(v) Payments in respect of the principal of and interest on any Debt Securities registered in the name of the Depositary or its nominee will be payable to the Depositary or such nominee in its capacity as the registered owner of such Global Security. The Issuer, any Guarantor and the Trustee may treat the Person in whose name the Debt Securities, including the Global Security, are registered as the owner thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. None of the Issuer, any Guarantor, the Trustee, any Registrar, the paying agent or any agent of the Issuer, any Guarantor or the Trustee will have any responsibility or liability for (a) any aspect of the records relating to or payments made on account of the beneficial ownership interests of the Global Security by the Depositary or its nominee or any of the Depositary’s direct or indirect participants, or for maintaining, supervising or reviewing any records of the Depositary, its nominee or any of its direct or indirect participants relating to the beneficial ownership interests of the Global Security, (b) the payments to the beneficial owners of the Global Security of amounts paid to the Depositary or its nominee, or (c) any other matter relating to the actions and practices of the Depositary, its nominee or any of its direct or indirect participants. None of the Issuer, any Guarantor or the Trustee or any such agent will be liable for any delay by the Depositary, its nominee, or any of its direct or indirect participants in identifying the beneficial owners of the Debt Securities, and the Issuer, any Guarantor and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Depositary or its nominee for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Debt Securities to be issued).

Section 2.16 Medium Term Securities. Notwithstanding any contrary provision herein, if all Debt Securities of a series are not to be originally issued at one time, it shall not be necessary for the Issuer to deliver to the Trustee Officer’s Certificates of the Issuer and each Guarantor, resolutions of the Board of Directors of the Issuer and each Guarantor, supplemental Indenture, Opinion of Counsel or written order or any other document otherwise required pursuant to Section 2.01, 2.03, 2.05 or 12.05 at or prior to the time of authentication of each Debt Security of such series if such documents are delivered to the Trustee or its agent at or prior to the authentication upon original issuance of the first such Debt Security of such series to be issued; provided, that any subsequent request by the Issuer to the Trustee to authenticate Debt Securities of such series upon original issuance shall constitute a representation and warranty by the Issuer that, as of the date of such request, the statements made in the Officer’s Certificates of the Issuer and each Guarantor delivered pursuant to Section 2.05 shall be true and correct as if made on such date and that the Opinion of Counsel delivered at or prior to such time of authentication of an original issuance of Debt Securities shall specifically state that it shall relate to all subsequent issuances of Debt Securities of such series that are identical to the Debt Securities issued in the first issuance of Debt Securities of such series.

An Issuer Order delivered by the Issuer to the Trustee in the circumstances set forth in the preceding paragraph may provide that Debt Securities which are the subject thereof will be authenticated and delivered by the Trustee or its agent on original issue from time to time upon the telephonic or written order of Persons designated in such written order (any such telephonic instructions to be promptly confirmed in writing by such Person) and that such Persons are authorized to determine, consistent with the Officer’s Certificate, supplemental Indenture or resolution of the Board of Directors relating to such written order, such terms and conditions of such Debt Securities as are specified in such Officer’s Certificate, supplemental Indenture or such resolution.

Section 2.17 Defaulted Interest. Any interest on any Debt Security of a particular series which is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in the Debt Securities of such series and in this Indenture (herein called “Defaulted Interest”) shall, if such Debt Security is a Registered Security, forthwith cease to be payable to the Registered Holder thereof on the relevant record date by virtue of his having been such Registered Holder, and such Defaulted Interest may be paid by the Issuer or any Guarantor, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Issuer or any Guarantor, as the case may be, may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: The Issuer or any Guarantor, as the case may be shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Registered Security of such series and the date of the proposed payment, and at the same time the Issuer or any Guarantor, as the case may be, shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer or the Guarantor, as the case may be, of such special record date and, in the name and at the expense of the Issuer or the Guarantor, as the case may be, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage pre-paid, or sent to each Holder thereof at its address as it appears in the Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed or sent, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities of such series are registered at the close of business on such special record date.

(ii) The Issuer or any Guarantor, as the case may be, may make payment of any Defaulted Interest on the Registered Securities of such series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Registered Securities of such series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.18 Judgments. The Issuer may provide pursuant to Section 2.03 for Debt Securities of any series that (a) the obligation, if any, of the Issuer or any Guarantor to pay the principal of, and premium, if any, and interest on, the Debt Securities of any series shall be in a Foreign Currency or Dollars (the “Designated Currency”) as may be specified pursuant to Section 2.03 and agrees that, to the fullest extent possible under applicable law, judgments in respect of Debt Securities of such series shall be given in the Designated Currency; (b) the obligation of the Issuer and any Guarantor to make payments in the Designated Currency of the principal of, and premium, if any, and interest on, such Debt Securities shall, notwithstanding any payment in any other Currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Designated Currency that the Holder receiving such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other Currency (after any premium and cost of exchange) on the business day in the country of issue of the Designated Currency or in the international banking community (in the case of a composite currency) immediately following the day on which such Holder receives such payment; (c) if the amount in the Designated Currency that may be so purchased for any reason falls short of the amount originally due, the Issuer or any Guarantor shall pay such additional amounts as may be necessary to compensate for such shortfall; and (d) any obligation of the Issuer and any Guarantor not discharged by such payment shall be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

Section 2.19 CUSIP Numbers. The Issuer in issuing the Debt Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee may use “CUSIP” numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debt Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Debt Securities, and any such notice shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE III

Redemption of Debt Securities

Section 3.01 Applicability of Article. The provisions of this Article shall be applicable to the Debt Securities of any series which are redeemable before their Stated Maturity except as otherwise specified as contemplated by Section 2.03 for Debt Securities of such series.

Section 3.02 Notice of Redemption; Selection of Debt Securities. In case the Issuer shall desire to exercise the right to redeem all or, as the case may be, any part of the Debt Securities of any series in accordance with their terms, a resolution of the Board of Directors of the Issuer or a supplemental Indenture, the Issuer shall fix a date for redemption and shall give notice of such redemption at least 10 and not more than 60 days prior to the date fixed for redemption to the Holders of Debt Securities of such series so to be redeemed as a whole or in part, in the manner provided in Section 12.03 and to the Trustee. Upon the Issuer’s request, at least 10 days prior to the date notice of redemption is to be delivered (unless a shorter notice shall be satisfactory to the Trustee) together with the notice to be given, notice of redemption shall be given by the Trustee in the name and at the expense of the Issuer. The notice if given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Debt Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debt Security of such series. If the redemption price is not known at the time such notice is to be given, the actual redemption price, calculated as described in the terms of the Debt Securities, will be set forth in an Officer’s Certificate delivered to the Trustee no later than two Business Days prior to the date fixed for redemption and the calculation of any such redemption price shall not be an obligation of the Trustee. Any notice to the Trustee pursuant to this Section 3.02 may be canceled at any time prior to the mailing or sending of the notice of redemption to any Holder of the Debt Securities of such series and shall thereupon be void and of no effect. A redemption or notice thereof may be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction that is pending (such as an equity or equity-linked offering, an incurrence of indebtedness or an acquisition or other strategic transaction involving a change of control in the Issuer or another entity).

Each such notice of redemption shall identify the Debt Securities, specify the date fixed for redemption, the redemption price at which Debt Securities of such series are to be redeemed, the Place or Places of Payment that payment will be made upon presentation and surrender of such Debt Securities and the paying agent, that any interest accrued to the date fixed for redemption will be paid as specified in said notice, that the redemption is for a sinking fund payment (if applicable), that on and after said date unless the Issuer defaults any interest thereon or on the portions thereof to be redeemed will cease to accrue, that in the case of Original Issue Discount Debt Securities original issue discount accrued after the date fixed for redemption will cease to accrue, the terms of the Debt Securities of that series pursuant to which the Debt Securities of that series are being redeemed, whether the redemption is subject to one or more conditions precedent and describe each such condition, and state that such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived on or prior to the Business Day immediately preceding the relevant redemption date, the CUSIP number and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Debt Securities of that series. In case any Debt Security of a series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Debt Security, a new Debt Security or Debt Securities of that series in principal amount equal to the unredeemed portion thereof will be issued or transferred by book entry.

At least five Business Days before notice of redemption is to be given, unless the Trustee consents to a shorter period, the Issuer shall give notice to the Trustee of the redemption date, the principal amount of Debt Securities to be redeemed and the series and terms of the Debt Securities pursuant to which such redemption will occur. Such notice shall be accompanied by an Officer’s Certificate and an Opinion of Counsel from the Issuer to the effect that such redemption will comply with the conditions herein. If fewer than all the Debt Securities of a series are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Trustee, which record date shall be not less than 10 days after the date of notice to the Trustee.

On or prior to noon Eastern Time on the redemption date for any Registered Securities, the Issuer or any Guarantor shall deposit with the Trustee or with a paying agent (or, if the Issuer is acting as its own paying agent, or any Guarantor is acting as the paying agent, segregate and hold in trust) an amount of money in the Currency in which such Debt Securities are denominated (except as provided pursuant to Section 2.03) sufficient to pay the redemption price of such Registered Securities or any portions thereof that are to be redeemed on that date.

If less than all the Debt Securities of like tenor and terms of a series are to be redeemed (other than pursuant to mandatory sinking fund redemptions), and the Debt Securities are Global Securities, they will be selected for redemption in accordance with Applicable Procedures. If the Debt Securities are not Global Securities, the Trustee shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Debt Securities of that series or portions thereof (multiples of $1,000) to be redeemed. In any case where more than one Registered Security of such series is registered in the same name, the Trustee in its discretion may treat the aggregate principal amount so registered as if it were represented by one Registered Security of such series. The Trustee shall promptly notify the Issuer in writing of the Debt Securities selected for redemption and, in the case of any Debt Securities selected for partial redemption, the principal amount thereof to be redeemed. If any Debt Security called for redemption shall not be so paid upon surrender thereof on such redemption date, the principal, premium, if any, and interest shall bear interest until paid from the redemption date at the rate borne by the Debt Securities of that series. If less than all the Debt Securities of unlike tenor and terms of a series are to be redeemed, the particular Debt Securities to be redeemed shall be selected by the Issuer. Provisions of this Indenture that apply to Debt Securities called for redemption also apply to portions of Debt Securities called for redemption.

Section 3.03 Payment of Debt Securities Called for Redemption. If notice of redemption has been given as provided in Section 3.02, the Debt Securities or portions of Debt Securities of the series with respect to which such notice has been given shall become due and payable on the date and at the Place or Places of Payment stated in such notice at the applicable redemption price, together with any interest accrued to the date fixed for redemption, and on and after said date (unless the Issuer and the Guarantor shall default in the payment of such Debt Securities at the applicable redemption price, together with any interest accrued to said date) any interest on the Debt Securities or portions of Debt Securities of any series so called for redemption shall cease to accrue and any original issue discount in the case of Original Issue Discount Debt Securities shall cease to accrue. On presentation and surrender of such Debt Securities at the Place or Places of Payment in said notice specified, the said Debt Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with any interest accrued thereon to the date fixed for redemption.

Any Debt Security that is to be redeemed only in part shall be surrendered at the corporate trust office or such other office or agency of the Issuer as is specified pursuant to Section 2.03 with, if the Issuer, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer, the Registrar and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing, and the Issuer shall execute, and the Trustee shall authenticate and deliver or transfer by book entry to the Holder of such Debt Security without service charge, a new Debt Security or Debt Securities of the same series, of like tenor and form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debt Security so surrendered; except that if a Global Security is so surrendered, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered. In the case of a Debt Security providing appropriate space for such notation, at the option of the Holder thereof, the Trustee, in lieu of delivering a new Debt Security or Debt Securities as aforesaid, may make a notation on such Debt Security of the payment of the redeemed portion thereof.

Section 3.04 Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of Debt Securities of any series, resolution of the Board of Directors or a supplemental Indenture is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Debt Securities of any series, resolution of the Board of Directors or a supplemental Indenture is herein referred to as an “optional sinking fund payment”.

In lieu of making all or any part of any mandatory sinking fund payment with respect to any Debt Securities of a series in cash, the Issuer or any Guarantor may at its option (a) deliver to the Trustee Debt Securities of that series theretofore purchased or otherwise acquired by the Issuer or any Guarantor or (b) receive credit for the principal amount of Debt Securities of that series which have been redeemed either at the election of the Issuer pursuant to the terms of such Debt Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Debt Securities, resolution or supplemental Indenture; provided, that such Debt Securities have not been previously so credited. Such Debt Securities shall be received and credited for such purpose by the Trustee at the redemption price specified in such Debt Securities, resolution or supplemental Indenture for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

Section 3.05 Redemption of Debt Securities for Sinking Fund. Not less than 45 days (unless a shorter period shall be satisfactory to the Trustee) prior to each sinking fund payment date for any series of Debt Securities, the Issuer will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, any resolution or supplemental Indenture, the portion thereof, if any, which is to be satisfied by payment of cash in the Currency in which the Debt Securities of such series are denominated (except as provided pursuant to Section 2.03) and the portion thereof, if any, which is to be satisfied by delivering and crediting Debt Securities of that series pursuant to this Section (which Debt Securities, if not previously redeemed, will accompany such certificate) and whether the Issuer intends to exercise its right to make any permitted optional sinking fund payment with respect to such series. Such certificate shall also state that no Event of Default has occurred (which has not been waived or cured) and is continuing with respect to such series. Such certificate shall be irrevocable and upon its delivery the Issuer and any Guarantor shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Issuer and the Guarantor to deliver such certificate (or to deliver the Debt Securities specified in this paragraph) shall not constitute a Default, but such failure shall require that the sinking fund payment due on the next succeeding sinking fund payment date for that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Debt Securities subject to a mandatory sinking fund payment without the option to deliver or credit Debt Securities as provided in this Section 3.05 and without the right to make any optional sinking fund payment, if any, with respect to such series.

Any sinking fund payment or payments (mandatory, optional or both) made in cash plus any unused balance of any preceding sinking fund payments made in cash which shall equal or exceed $100,000 (or a lesser amount if the Issuer shall so request) with respect to the Debt Securities of any particular series shall be applied by the Trustee on the sinking fund payment date on which such payment is made (or, if such payment is made before a sinking fund payment date, on the next succeeding sinking fund payment date following the date of such payment) to the redemption of such Debt Securities at the redemption price specified in such Debt Securities, resolution or supplemental Indenture for operation of the sinking fund together with any accrued interest to the date fixed for redemption. Any sinking fund moneys not so applied or allocated by the Trustee to the redemption of Debt Securities shall be added to the next cash sinking fund payment received by the Trustee for such series and, together with such payment, shall be applied in accordance with the provisions of this Section 3.05. Any and all sinking fund moneys with respect to the Debt Securities of any particular series held by the Trustee on the last sinking fund payment date with respect to Debt Securities of such series and not held for the payment or redemption of particular Debt Securities shall be applied by the Trustee, together with other moneys, if necessary, to be deposited sufficient for the purpose, to the payment of the principal of the Debt Securities of that series at its Stated Maturity.

The Trustee shall select the Debt Securities to be redeemed upon such sinking fund payment date in the manner specified in the last paragraph of Section 3.02 and the Issuer shall cause notice of the redemption thereof to be given in the manner provided in Section 3.02 except that the notice of redemption shall also state that the Debt Securities are being redeemed by operation of the sinking fund. Such notice having been duly given, the redemption of such Debt Securities shall be made upon the terms and in the manner stated in Section 3.03.

At least one Business Day before each sinking fund payment date, the Issuer or any Guarantor shall pay to the Trustee or shall otherwise provide funds available on such date for the payment (or, if the Issuer is acting as its own paying agent, or any Guarantor is acting as the paying agent, the Issuer or Guarantor, as the case may be, shall segregate and hold in trust) in cash a sum in the Currency in which the Debt Securities of such series are denominated (except as provided pursuant to Section 2.03) equal to any interest accrued to the date fixed for redemption of Debt Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 3.05.

The Trustee shall not redeem or caused to be redeemed any Debt Securities of a series with sinking fund moneys or mail, send or publish any notice of redemption of such Debt Securities by operation of the sinking fund for such series during the continuance of a Default in payment of interest on such Debt Securities or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) with respect to such Debt Securities, except that if the notice of redemption of any such Debt Securities shall theretofore have been mailed, sent or published in accordance with the provisions hereof, the Trustee shall redeem or cause to be redeemed such Debt Securities if cash sufficient for that purpose shall be deposited with the Trustee for that purpose in accordance with the terms of this Article III. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such Default or Event of Default shall occur and any moneys thereafter paid into such sinking fund shall, during the continuance of such Default or Event of Default, be held as security for the payment of such Debt Securities; provided, however, that in case such Event of Default or Default shall have been cured or waived as provided herein, such moneys shall thereafter be applied on the next sinking fund payment date for such Debt Securities on which such moneys may be applied pursuant to the provisions of this Section 3.05.

ARTICLE IV

Covenants

Section 4.01 Payment of Principal of, and Premium, if any, and Interest on, Debt Securities. Each Issuer, for the benefit of each series of Debt Securities such Issuer has issued, will duly and punctually pay or cause to be paid the principal of, and premium, if any, and interest on, each of the Debt Securities such Issuer has issued at the place, at the respective times and in the manner provided herein and in such Debt Securities. Each installment of interest on the Debt Securities may at the Issuer’s option be paid by mailing checks for such interest payable to the Person entitled thereto pursuant to Section 2.07(a) to the address of such Person as it appears on the Debt Security Register. The Issuer shall be responsible for making calculations called for under the Debt Securities, including but not limited to, determination of redemption price, premium, if any, and any additional amounts or other amounts payable on the Debt Securities. The Issuer will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Issuer will provide a schedule of its calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Issuer’s calculations without independent verification. The Trustee shall forward the Issuer’s calculations to any Holder of the Debt Securities upon the written request of such Holder.

Principal, premium and interest of Debt Securities of any series shall be considered paid on the date due if by noon Eastern Time on such date the Trustee or any paying agent holds in accordance with this Indenture money sufficient to pay in the Currency in which the Debt Securities of such series are denominated (except as provided pursuant to Section 2.03) all principal, premium and interest then due.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Debt Securities and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 4.02 Maintenance of Offices or Agencies for Registration of Transfer, Exchange and Payment of Debt Securities. So long as any of the Debt Securities remain outstanding, the Issuer and any Guarantor shall each maintain in each Place of Payment for any series of Debt Securities, an office or agency (which may be an office of the Trustee, the Registrar or the paying agent) where Debt Securities of such series may be presented or surrendered for payment, where Debt Securities of such series may be surrendered for transfer or exchange and where notices and demands to or upon the Issuer or any Guarantor in respect of the Debt Securities of such series and this Indenture may be served.

The Issuer and any Guarantor will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer or any Guarantor shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer and each Guarantor hereby appoints the Trustee as its agent to receive all presentations, surrenders, notices and demands. The Issuer or any Guarantor may also from time to time designate different or additional offices or agencies to be maintained for such purposes (in or outside of such Place of Payment), and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Issuer or any Guarantor of its obligations described in the preceding paragraph. The Issuer and any Guarantor will give prompt written notice to the Trustee of any such additional designation or rescission of designation and any change in the location of any such different or additional office or agency.

Section 4.03 Appointment to Fill a Vacancy in the Office of Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder with respect to each series of Debt Securities.

Section 4.04 Duties of Paying Agents, etc.

(a) The Issuer shall cause each paying agent, if any, other than the Trustee, to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04,

(i) that it will hold all sums held by it as such agent for the payment of the principal of, and premium, if any, or interest on, the Debt Securities of any series (whether such sums have been paid to it by the Issuer, any Guarantor or by any other obligor on the Debt Securities of such series) in trust for the benefit of the Holders of the Debt Securities of such series;

(ii) that it will give the Trustee notice of any failure by the Issuer, any Guarantor (or by any other obligor on the Debt Securities of such series) to make any payment of the principal of and premium, if any, or interest on, the Debt Securities of such series when the same shall be due and payable; and

(iii) that it will at any time during the continuance of an Event of Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by it as such agent.

(b) If the Issuer shall act as its own paying agent, or if the Guarantor shall act as paying agent, with respect to any series of Debt Securities, the Issuer or Guarantor, as the case may be, will, on or before each due date of the principal of, and premium, if any, or interest on, such Debt Securities if any, of any series, set aside, segregate and hold in trust for the benefit of the Holders of the Debt Securities of such series a sum sufficient to pay such principal, premium, if any, or interest so becoming due. The Issuer or any Guarantor, as the case may be, will promptly notify the Trustee of any failure by the Issuer or such Guarantor take such action or the failure by any other obligor on such Debt Securities to make any payment of the principal of, and premium, if any, or interest on, such Debt Securities when the same shall be due and payable.

(c) Anything in this Section 4.04 to the contrary notwithstanding, the Issuer or any Guarantor may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it or any paying agent, as required by this Section 4.04, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer, such Guarantor or such paying agent.

(d) Whenever the Issuer shall have one or more paying agents with respect to any series of Debt Securities, it will, prior to each due date of the principal of, and premium, if any, or interest on, any Debt Securities of such series, deposit with any such paying agent a sum sufficient to pay the principal, premium or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless any such paying agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure so to act.

(e) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to the provisions of Section 11.05.

(f) If the Issuer fails to appoint or maintain another entity as paying agent, the Issuer shall act as such or, if the Trustee consents, the Trustee shall act as such. The Issuer initially appoints the Trustee as paying agent.

Section 4.05 Statement by Officers as to Default. The Issuer, and if required by the Trust Indenture Act, each Guarantor, will deliver to the Trustee, on or before a date not more than four months after the end of each fiscal year of the Issuer a statement complying with Section 314(a)(4) of the Trust Indenture Act signed by an Officer of the Issuer or the Guarantor, as applicable, which need not constitute an Officer’s Certificate, stating (i) that a review of the activities of the Issuer or Guarantor during such year and of the Issuer’s or Guarantor’s, as the case may be, performance under this Indenture and under the terms of the Debt Securities has been made under his or her supervision, (ii) whether or not, to the best of his or her knowledge, the Issuer or the Guarantor, as the case may be, was in compliance with all conditions and covenants under this Indenture during such year and (iii) if, to the best of his or her knowledge, the Issuer or Guarantor, as the case may be, is in Default, specifying all such Defaults known to such Officer and the nature and status thereof.

Section 4.06 Existence. Subject to Article X, each Issuer and each Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

Section 4.07 Further Instruments and Acts. The Issuer and each Guarantor will, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectually the purposes of this Indenture.

ARTICLE V

Holders’ Lists and Reports by the Issuer, each Guarantor and the Trustee

Section 5.01 Issuer and Guarantors to Furnish Trustee Information as to Names and Addresses of Holders; Preservation of Information. In accordance with Section 312(a) of the Trust Indenture Act, the Issuer and each Guarantor covenants and agrees that it will furnish or cause to be furnished to the Trustee with respect to the Registered Securities of each series:

(a) semiannually, not more than 15 days after each regular record date with respect to the payment of interest, if any, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Registered Holders as of such record date, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer or a Guarantor of any such request, a list as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Trustee shall be the Registrar, such lists shall not be required to be furnished.

The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders (1) contained in the most recent list furnished to it as provided in this Section 5.01 or (2) received by it in the capacity of paying agent or Registrar (if so acting) hereunder.

The Trustee may destroy any list furnished to it as provided in this Section 5.01 upon receipt of a new list so furnished.

Section 5.02 Communications to Holders. The Trustee shall comply with Section 312(b) of the Trust Indenture Act. Holders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Debt Securities. The Issuer, each Guarantor, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

Section 5.03 Reports by Trustee. Within 45 days after the end of each calendar year, beginning with the calendar year immediately following the date of this Indenture, for as long as the Debt Securities remain Outstanding, the Trustee shall mail or send to each Holder a brief report dated as of such reporting date that complies with Section 313(a) of the Trust Indenture Act, except that no such report need be mailed or sent if no event under Section 313(a) of the Trust Indenture Act has occurred within such calendar year. The Trustee also shall comply with Sections 313(b) and 313(c) of the Trust Indenture Act.

As required by Section 313(c) of the Trust Indenture Act, reports pursuant to this Section 5.03 shall be transmitted by mail, or sent to a Depositary pursuant to Applicable Procedures:

(1) to all Registered Holders, as the names and addresses of such Holders appear in the Debt Security Register;

(2) to all Holders who have, within the two (2) years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

(3) except in the cases of reports under Section 313(b)(2) of the Trust Indenture Act, to each Holder of a Debt Security of any series whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 5.01.

A copy of each report at the time of its mailing or sending to Holders shall be filed with the Commission and each stock exchange (if any) on which the Debt Securities of any series are listed as required by Section 313(d) of the Trust Indenture Act. The Issuer agrees to notify promptly the Trustee whenever the Debt Securities of any series become listed on any stock exchange and of any delisting thereof.

Section 5.04 Record Dates for Action by Holders. If the Issuer shall solicit from the Holders of Debt Securities of any series any action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action), the Issuer may, at its option, by resolution of the Board of Directors, fix in advance a record date for the determination of Holders of Debt Securities entitled to take such action, but the Issuer shall have no obligation to do so.

Any such record date shall be fixed at the Issuer’s discretion. If such a record date is fixed, such action may be sought or given before or after the record date, but only the Holders of Debt Securities of record at the close of business on such record date shall be deemed to be Holders of Debt Securities for the purpose of determining whether Holders of the requisite proportion of Debt Securities of such series Outstanding have authorized or agreed or consented to such action, and for that purpose the Debt Securities of such series Outstanding shall be computed as of such record date.

Section 5.05 Reports by Issuer and Guarantors. The Issuer and each Guarantor, pursuant to Section 314(a) of the Trust Indenture Act, shall each:

(1) file with the Trustee, within 15 days after the Issuer or each Guarantor, as the case may be, is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer or such Guarantor, as the case may be, may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Issuer or the Guarantor, as the case may be, is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer or such Guarantor, as the case may be, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3) transmit within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Issuer or such Guarantor, as the case may be, pursuant to paragraphs (1) and (2) of this Section 5.05 as may be required by rules and regulations prescribed from time to time by the Commission.

ARTICLE VI

Remedies of the Trustee and Holders in Event of Default

Section 6.01 Events of Default. If any one or more of the following shall have occurred and be continuing with respect to Debt Securities of any series (each of the following, an “Event of Default”):

(a) default in the payment of any installment of interest upon any Debt Securities of that series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(b) default in the payment of the principal of or premium, if any, on any Debt Securities of that series as and when the same shall become due and payable, whether at maturity, upon redemption, by declaration, upon required purchase or otherwise; or

(c) default in the payment of any sinking fund payment with respect to any Debt Securities of that series as and when the same shall become due and payable and continuance of such default for a period of 30 days; or

(d) failure on the part of the Issuer or any Guarantor to comply with any of the covenants or agreements on the part of the Issuer or any Guarantor in the Debt Securities of that series, in any resolution of the Board of Directors authorizing the issuance of that series of Debt Securities, in this Indenture with respect to such series or in any supplemental Indenture with respect to such series (other than a covenant a default in the performance of which is elsewhere in this Section specifically addressed), continuing for a period of 90 days after the date on which written notice specifying such failure and requiring the Issuer or the applicable Guarantor to remedy the same shall have been given to the Issuer and each Guarantor by the Trustee or to the Issuer and each Guarantor and the Trustee by the Holders of at least 25% in aggregate principal amount of the Debt Securities of that series at the time Outstanding; or

(e) the Issuer, any Guarantor, or any Significant Subsidiary of the Parent, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Parent, shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal or State bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert within the time and in the manner prescribed by law, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Issuer, any Guarantor or any Significant Subsidiary of the Parent, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Parent, or for a substantial part of any of the Issuer’s, any Guarantor’s or any such Subsidiary’s property, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any comparable action under any foreign laws relating to insolvency; or

(f) the entry of an order or decree by a court having competent jurisdiction for (i) relief in respect of the Issuer, any Guarantor, or any Significant Subsidiary of the Parent, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Parent or a substantial part of any of the Issuer’s, any Guarantor’s, or any such Significant Subsidiary’s or such group’s property under Title 11 of the United States Code or any other Federal or State bankruptcy, insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Issuer, any Guarantor, or any Significant Subsidiary of the Parent, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Parent or for a substantial part of any of the Issuer’s, any Guarantor’s, or any such Subsidiary’s or such group’s property (except any decree or order appointing such official of a Significant Subsidiary of the Parent, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Parent, pursuant to a plan under which the assets and operations of such Significant Subsidiary of the Parent, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Parent are transferred to or combined with another one or more other Significant Subsidiaries of the Parent, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Parent or to or with the Parent) or (iii) the winding-up or liquidation of the Issuer, any Guarantor, or any Significant Subsidiaries of the Parent, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Parent (except any decree or order approving or ordering the winding-up or liquidation of the affairs of a Significant Subsidiary of the Parent, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Parent, pursuant to a plan under which the assets and operations of such Significant Subsidiary, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Parent are transferred to or combined with one or more other Significant Subsidiaries of the Parent, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Parent, or to or with the Parent); and such order or decree shall continue unstayed and in effect for 90 consecutive days; or any similar relief is granted under any foreign laws and the order or decree stays in effect for 90 consecutive days; or

(g) if a series of Debt Securities is entitled to the benefits of a Guarantee by any Guarantor, such Guarantee ceases to be in full force and effect with respect to any Debt Securities of such series (except as provided by the Indenture) or is declared null and void in a judicial proceeding, or any Guarantor denies or disaffirms its obligations under this Indenture or such Guarantee; or

(h) any other Event of Default provided with respect to Debt Securities of that series,

then and in each and every case that an Event of Default described in clause (a), (b), (c), (d), (g) or (h) with respect to Debt Securities of that series at the time Outstanding occurs and is continuing, unless the principal of and interest on all the Debt Securities of that series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debt Securities of that series then Outstanding hereunder, by notice in writing to the Issuer and each Guarantor (and to the Trustee if given by Holders), may declare the principal of (or, if the Debt Securities of that series are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series) and interest on all the Debt Securities of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Debt Securities of that series contained to the contrary notwithstanding, provided, however, that payment of principal and all other amounts due with respect to such Debt Securities shall remain subordinated to the extent provided in Article XIII. If an Event of Default described in clause (e) or (f) occurs, then and in each and every such case, unless the principal of and interest on all the Debt Securities shall have become due and payable, the principal of (or, if any Debt Securities are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms thereto) and interest on all the Debt Securities then Outstanding hereunder shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders, anything in this Indenture or in the Debt Securities contained to the contrary notwithstanding provided, however, that payment of principal and all other amounts due with respect to such Debt Securities shall remain subordinated to the extent provided in Article XIII.

The Holders of a majority in principal amount of the Debt Securities of a particular series by notice to the Trustee may rescind an acceleration (including acceleration as specified in clause (e) and (f)) and its consequences if the rescission would not conflict with any judgment or decree already rendered and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration and the Issuer has paid the Trustee its compensation and all sums paid or advanced by the Trustee hereunder and the reasonable and documented out-of-pocket compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. Upon any such rescission, the parties hereto shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the parties hereto shall continue as though no proceeding had been taken.

In case the Trustee or any Holder shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee or such Holder, then and in every such case the parties hereto shall be restored respectively to their several positions and rights hereunder and all rights, remedies and powers of the parties hereto shall continue as though no such proceeding had been taken.

The foregoing Events of Default shall constitute Events of Default whatever the reason for any such Event of Default and whether is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, unless such Event of Default is either inapplicable to a particular series or it is specifically deleted or modified in the supplemental Indenture creating such series of Debt Securities or in the form of Debt Security for such series.

Section 6.02 Collection of Indebtedness by Trustee, etc. If an Event of Default occurs and is continuing, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid or enforce the performance of any provision of the Debt Securities of the affected series or this Indenture, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer, any Guarantor or any other obligor upon the Debt Securities of such series (and collect in the manner provided by law out of the property of the Issuer, any Guarantor or any other obligor upon the Debt Securities of such series, wherever situated, the moneys adjudged or decreed to be payable) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable and documented compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Issuer, any Guarantor or any other obligor upon the Debt Securities of any series under Title 11 of the United States Code or any other Federal or State bankruptcy, insolvency or similar law, or in case a receiver, trustee or other similar official shall have been appointed for its property, or in case of any other similar judicial proceedings relative to the Issuer, any Guarantor or any other obligor upon the Debt Securities of any series, its creditors or its property, the Trustee, irrespective of whether the principal of Debt Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest (or, if the Debt Securities of such series are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid in respect of the Debt Securities of such series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee, its agents, attorneys and counsel, and for reimbursement of all expenses and liabilities Incurred, and all advances made, by the Trustee except as a result of its negligence or willful misconduct as finally adjudicated by a court of competent jurisdiction) and of the Holders thereof allowed in any such judicial proceedings relative to the Issuer, any Guarantor or any other obligor upon the Debt Securities of such series, its creditors or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of such Holders and of the Trustee on their behalf, and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of such Holders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to such Holders, to pay to the Trustee such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other reasonable expenses and liabilities Incurred, and all advances made, by the Trustee except as a result of its negligence or willful misconduct as finally adjudicated by a court of competent jurisdiction. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be unpaid for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. The Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ committee or other similar committee. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Debt Securities appertaining thereto, of any series, may be enforced by the Trustee without the possession of any such Debt Securities or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment (except for any amounts payable to the Trustee pursuant to Section 7.06) shall be for the ratable benefit of the Holders of all the Debt Securities in respect of which such action was taken.

In case an Event of Default hereunder had occurred and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.03 Application of Moneys Collected by Trustee. Any moneys or other property collected by the Trustee pursuant to Section 6.02 with respect to Debt Securities of any series, and after an Event of Default, any money or other property distributable in respect of the Issuer’s obligations under this Indenture, shall, after payment of the reasonable, documented costs and expenses relating to the collection of such moneys or property and of the reasonable, documented expenses, liabilities and advances owing to or incurred or made by the Trustee, including reasonable attorneys’ and agents’ fees and expenses, be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys or other property, upon presentation of the several Debt Securities of such series in respect of which moneys or other property have been collected, and the notation thereon of the payment, if only partially paid, and upon surrender thereof if fully paid:

FIRST: To the payment of all money due the Trustee pursuant to Section 7.06;

SECOND: In case the principal of the Outstanding Debt Securities in respect of which such moneys have been collected shall not have become due, to the payment of interest on the Debt Securities of such series in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate or Yield to Maturity (in the case of Original Issue Discount Debt Securities) borne by the Debt Securities of such series, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Outstanding Debt Securities in respect of which such moneys have been collected shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Debt Securities of such series for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate or Yield to Maturity (in the case of Original Issue Discount Debt Securities) borne by the Debt Securities of such series; and, in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Debt Securities of such series, then to the payment of such principal and premium, if any, and interest, without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Debt Security of such series over any Debt Security of such series, ratably to the aggregate of such principal and premium, if any, and interest; and

FOURTH: The remainder, if any, shall be paid to the Issuer, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.03. If the Trustee has given the Issuer notice of such record date and payment date and the amount to be paid to each Holder at least 30 days before such record date, then at least 15 days before such record date, the Issuer shall mail or send to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 6.04 Limitation on Suits by Holders. No Holder of any Debt Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise, upon or under or with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default with respect to Debt Securities of that same series and of the continuance thereof and unless the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities of that series shall have made written request upon the Trustee to institute such action or proceedings in respect of such Event of Default in its own name as Trustee hereunder and shall have offered to the Trustee such security or indemnity as it may require against the costs, expenses and liabilities to be Incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.06; it being understood and intended, and being expressly covenanted by the Holder of every Debt Security with every other Holder and the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or seek to obtain priority over or preference to any other Holders, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all such Holders. For the protection and enforcement of the provisions of this Section 6.04, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision in this Indenture, however, the right of any Holder of any Debt Security to receive payment of the principal of, and premium, if any, and (subject to Section 2.12) interest on, such Debt Security on or after the respective due dates expressed in such Debt Security, and to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.05 Remedies Cumulative; Delay or Omission in Exercise of Rights Not a Waiver of Default. All powers and remedies given by this Article VI to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid, shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.06 Rights of Holders of Majority in Principal Amount of Debt Securities to Direct Trustee and to Waive Default. The Holders of a majority in aggregate principal amount of the Debt Securities of any series at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of such series; provided, however, that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture, and that subject to the provisions of Section 7.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel shall determine that the action so directed may not lawfully be taken, or if the Trustee shall by a Responsible Officer or Officers determine that the action so directed would involve it in personal liability or would be unjustly prejudicial to Holders of Debt Securities of such series not taking part in such direction (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders); and provided, further, however, that nothing in this Indenture contained shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by such Holders.

Prior to the acceleration of the maturity of the Debt Securities of any series, as provided in Section 6.01, the Holders of a majority in aggregate principal amount of the Debt Securities of that series at the time Outstanding may on behalf of the Holders of all the Debt Securities of that series waive any past Default or Event of Default and its consequences for that series specified in the terms thereof as contemplated by Section 2.03, except (i) a Default in the payment of the principal of, and premium, if any, or interest on, any of such Debt Securities and (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected thereby. In case of any such waiver, such Default shall cease to exist, any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, and the Issuer, the Trustee and the Holders of the Debt Securities of that series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.07 Trustee to Give Notice of Defaults Known to it, but may Withhold Such Notice in Certain Circumstances. The Trustee shall, within 90 days after the occurrence of a Default actually known to a Responsible Officer of the Trustee with respect to a series of Debt Securities, give to the Holders thereof, in the manner provided in Section 12.03, notice of all Defaults with respect to such series so known to the Trustee, unless such Defaults shall have been cured or waived before the giving of such notice; provided, that, except in the case of Default in the payment of the principal of, or premium, if any, or interest on, any of the Debt Securities of such series or in the making of any sinking fund or purchase fund payment with respect to the Debt Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders thereof.

Section 6.08 Requirement of an Undertaking to Pay Costs in Certain Suits Under the Indenture or Against the Trustee. All parties to this Indenture agree, and each Holder of any Debt Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit in the manner and to the extent provided in the Trust Indenture Act, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.08 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than ten percent in principal amount of the Outstanding Debt Securities of that series or to any suit instituted by any Holder for the enforcement of the payment of the principal of, or premium, if any, or interest on, any Debt Security on or after the due date for such payment expressed in such Debt Security.

ARTICLE VII

Concerning the Trustee

Section 7.01 Certain Duties and Responsibilities. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(a) this subsection shall not be construed to limit the effect of Section 7.01(b)(1) and the first paragraph of this Section 7.01;

(b) prior to the occurrence of an Event of Default with respect to the Debt Securities of a series and after the curing or waiving of all Events of Default with respect to such series which may have occurred:

(1) the duties and obligations of the Trustee with respect to Debt Securities of any series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations with respect to such series as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to such series shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(c) the Trustee shall not be liable for an error of judgment made in good faith by a responsible officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(d) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it with respect to Debt Securities of any series in good faith in accordance with the direction of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of that series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to Debt Securities of such series.

None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder. The permissive rights or powers of the Trustee to do things enumerated in this Indenture shall not be construed as a duty of the Trustee.

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 7.02 Certain Rights of Trustee. Except as otherwise provided in Section 7.01:

(a) the Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Issuer or any Guarantor mentioned herein shall be sufficiently evidenced by an Issuer Order or Guarantor Order, as applicable (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Issuer or such Guarantor, as the case may be;

(c) the Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of Debt Securities of any series pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be Incurred therein or thereby;

(e) the Trustee shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f) prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval or other paper or document, unless requested in writing to do so by the Holders of a majority in aggregate principal amount of the then outstanding Debt Securities of a series affected by such matter pursuant to Section 6.06; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is not, in the opinion of the Trustee, reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require security or indemnity satisfactory to it against such costs, expenses or liabilities as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Issuer and any Guarantor or, if paid by the Trustee, shall be repaid by the Issuer and any Guarantor upon demand and the Trustee shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(h) if any property other than cash shall at any time be subject to a Lien in favor of the Holders, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such Lien, shall be entitled to make advances for the purpose of preserving such property or of discharging tax Liens or other prior Liens or encumbrances thereon;

(i) the Trustee shall not be required to take notice or be deemed to have notice of any Default or Event of Default hereunder unless either a Responsible Officer has actual knowledge thereof or the Trustee shall be specifically notified in writing of such Default or Event of Default by the Issuer, any Guarantor or by the Holders of at least 25% of the aggregate principal amount of the Debt Securities of the applicable series by written notice of such event sent to the Trustee in accordance with Section 12.03, and such notice references the Debt Securities and this Indenture;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, each Agent, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

(k) in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, or other unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances;

(l) in no event shall the Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(m) the Trustee may request that the Issuer or any Guarantor deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to furnish the Trustee with Officer’s Certificates, Issuer Orders, Guarantor Orders and any other matters or directions pursuant to this Indenture.

Section 7.03 Trustee Not Liable for Recitals in Indenture or in Debt Securities. The recitals contained herein and in the Debt Securities (except the Trustee’s certificate of authentication) shall be taken as the statements of the Company and the Parent, and the Trustee makes no representation as to and assumes no responsibility for the correctness of the same. The Trustee makes no representations as to and shall not be responsible for the validity or sufficiency of this Indenture or of the Debt Securities of any series, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Debt Securities and perform its obligations hereunder, and that the statements made by it or to be made by it in a Statement of Eligibility on Form T-1 supplied to the Company and the Parent are true and accurate. The Trustee shall not be accountable for the use or application by the Issuer or any Guarantor of any of the Debt Securities or of the proceeds thereof or any money paid to the Issuer or any Guarantor or upon the Issuer’s or any Guarantor’s direction under any provision of this Indenture, and shall not be responsible for the use or application of any money received by any Agent other than the Trustee. The Trustee shall not be bound to ascertain or inquire as to the performance, observance, or breach of any covenants, conditions, representations, warranties or agreements on the part of the Issuer or any Guarantor. Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Debt Securities. The Trustee shall have no obligation to pursue any action that is not in accordance with applicable law. The Trustee makes no representation as to and shall not be responsible for or any statement in any document in connection with the sale of any of the Debt Securities.

Section 7.04 Trustee, Paying Agent or Registrar May Own Debt Securities. The Trustee, any Agent, or any paying agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Debt Securities and subject to the provisions of the Trust Indenture Act relating to conflicts of interest and preferential claims may otherwise deal with the Issuer or any Guarantor with the same rights it would have if it were not Trustee, paying agent or Registrar. However, the Trustee is subject to Sections 7.10 and 7.11.

Section 7.05 Moneys Received by Trustee to be Held in Trust. Subject to the provisions of Section 11.05, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder.

Section 7.06 Compensation and Reimbursement. The Company and the Parent covenant and agree to pay in Dollars to the Trustee from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder as agreed in writing with the Company and the Parent (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company and the Parent agree, severally and jointly, to pay or reimburse in Dollars the Trustee upon its request for all reasonable and documented expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, attorneys and counsel and of all Persons not regularly in its employ and court costs) except any such expense, disbursement or advances as may arise from its negligence, bad faith or willful misconduct as finally adjudicated by a court of competent jurisdiction. Each of the Company and the Parent also covenants to indemnify in Dollars the Trustee for, and to hold it harmless against, any loss, liability, claim, fee, damage, cost or expense Incurred without negligence, bad faith or willful misconduct on the part of the Trustee as finally adjudicated by a court of competent jurisdiction, arising out of or in connection with the acceptance or administration of this trust or trusts hereunder (including the reasonable compensation and the expenses and disbursements of its agents, attorneys and counsel and of all Persons not regularly in its employ and court costs) of defending itself against any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder including any action, claim or suit brought to enforce this Indenture against the Company, to enforce the Trustee’s right to compensation, reimbursement or indemnification (including this Section 7.06), or any claim of the Trustee’s negligence or willful misconduct asserted by any Holder. The obligations of the Company and the Parent under this Section 7.06 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional Indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee. The Company, the Parent and the Holders agree that such additional Indebtedness shall be secured by a Lien prior to that of the Debt Securities upon all property and funds held or collected by the Trustee, as such, except funds held in trust for the payment of principal of, and premium, if any, or interest on, particular Debt Securities. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, attorneys, custodians, successors and assigns. The Trustee shall notify the Company and the Parent promptly of any claim for which it may seek indemnity. Neither the Company nor the Parent need pay for any settlement made without its consent.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(e) or (f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency, reorganization or other similar law. “Trustee” for the purposes of this Section 7.06 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder, each Agent and each agent, custodian and other person employed to act hereunder; provided, however, that the negligence or willful misconduct of any Trustee or Agent hereunder shall not affect the rights of any other Trustee or Agent hereunder.

Section 7.07 Right of Trustee to Rely on an Officer’s Certificate Where No Other Evidence Specifically Prescribed. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate or an Opinion of Counsel or both delivered to the Trustee and such certificate or opinion, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08 Separate Trustee; Replacement of Trustee. The Issuer may, but need not, appoint a separate Trustee for any one or more series of Debt Securities. The Trustee may resign with respect to one or more or all series of Debt Securities at any time. The Holders of a majority in aggregate principal amount of the Debt Securities of a particular series may remove the Trustee for such series and only such series by so notifying the Trustee and the Issuer and may appoint a successor Trustee. The Issuer shall remove the Trustee with respect to series of Debt Securities issued by such Issuer if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in aggregate principal amount of the Debt Securities of a particular series and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee. No resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of this Section 7.08.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail or send a notice of its succession to Holders of Debt Securities of each applicable series. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.06.

If a successor Trustee does not take office within 30 days after the retiring Trustee gives notice of resignation or is removed, the retiring Trustee or the Holders of 25% in aggregate principal amount of the Debt Securities of any applicable series may petition any court of competent jurisdiction for the appointment of a successor Trustee for the Debt Securities of such series.

If the Trustee fails to comply with Section 7.10, any Holder of Debt Securities of any applicable series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for the Debt Securities of such series.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s and the Parent’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

In the case of the appointment hereunder of a separate or successor Trustee with respect to the Debt Securities of one or more series, the Issuer, each Guarantor, any retiring Trustee and each successor or separate Trustee with respect to the Debt Securities of any applicable series shall execute and deliver an Indenture supplemental hereto or other instrument (1) which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of any retiring Trustee with respect to the Debt Securities of any series as to which any such retiring Trustee is not retiring shall continue to be vested in such retiring Trustee and (2) that shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental Indenture or instrument shall constitute such Trustees co-trustees of the same trust and that each such separate, retiring or successor Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

Section 7.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Debt Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Debt Securities so authenticated; and in case at that time any of the Debt Securities shall not have been authenticated, any successor to the Trustee may authenticate such Debt Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Debt Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act. The Trustee shall have a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000 as set forth in its most recent published annual report of condition. No obligor upon the Debt Securities of a particular series or Person directly or indirectly controlling, controlled by or under common control with such obligor shall serve as Trustee upon the Debt Securities of such series. The Trustee shall comply with Section 310(b) of the Trust Indenture Act.

Section 7.11 Preferential Collection of Claims Against Issuer and Guarantors. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

ARTICLE VIII

Concerning the Holders

Section 8.01 Evidence of Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Debt Securities of any or all series may take action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Section 5.02 or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders.

Section 8.02 Proof of Execution of Instruments and of Holding of Debt Securities. Subject to the provisions of Sections 7.01, 7.02 and 12.11, proof of the execution of any instrument by a Holder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.

The ownership of Registered Securities of any series shall be proved by the Debt Security Register or by a certificate of the Registrar for such series.

The Trustee may require such additional proof of any matter referred to in this Section 8.02 as it shall deem necessary.

Section 8.03 Who may be Deemed Owner of Debt Securities. Prior to due presentment for registration of transfer of any Registered Security, the Issuer, any Guarantor, the Trustee, any paying agent and any Registrar may deem and treat the Person in whose name any Registered Security shall be registered upon the books of the Issuer as the absolute owner of such Registered Security (whether or not such Registered Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and premium, if any, and (subject to Section 2.03) interest on such Registered Security and for all other purposes, and none of the Issuer, nor any Guarantor nor the Trustee nor any paying agent nor any Registrar shall be affected by any notice to the contrary; and all such payments so made to any such Holder for the time being, or upon his order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Registered Security.

None of the Issuer, any Guarantor, the Trustee, any paying agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 8.04 Instruments Executed by Holders Bind Future Holders. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Debt Securities of any series specified in this Indenture in connection with such action and subject to the following paragraph, any Holder of a Debt Security which is shown by the evidence to be included in the Debt Securities the Holders of which have consented to such action may, by filing written notice with the Trustee at its corporate trust office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Debt Security. Except as aforesaid any such action taken by the Holder of any Debt Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Debt Security and of any Debt Security issued upon transfer thereof or in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Debt Security or such other Debt Securities. Any action taken by the Holders of the percentage in aggregate principal amount of the Debt Securities of any series specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, any Guarantors, the Trustee and the Holders of all the Debt Securities of such series.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Registered Securities entitled to give their consent or take any other action required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders of Registered Securities at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders of Registered Securities after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the Holders of the percentage in aggregate principal amount of the Debt Securities of such series specified in this Indenture shall have been received within such 120-day period.

ARTICLE IX

Supplemental Indentures

Section 9.01 Purposes for Which Supplemental Indenture may be Entered into Without Consent of Holders. The Issuer and each applicable Guarantor, when authorized by a resolution of their respective Boards of Directors, and the Trustee may from time to time and at any time, without the consent of Holders, enter into an Indenture or Indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof) for one or more of the following purposes:

(a) to evidence the succession of another Person to the Issuer, a Guarantor or other obligor under this Indenture, or successive successions, and the assumption by the Successor Company (as defined in Section 10.01) of the covenants, agreements and obligations of the Issuer, a Guarantor or such other obligor in this Indenture and in the Debt Securities;

(b) to surrender any right or power herein conferred upon the Issuer, a Guarantor or another obligor under this Indenture, to add to the covenants of the Issuer, a Guarantor or other Person such further covenants, restrictions, conditions or provisions for the protection of the Holders of all or any series of Debt Securities (and if such covenants are to be for the benefit of less than all series of Debt Securities, stating that such covenants are expressly being included solely for the benefit of such series) as the Board of Directors shall consider to be for the protection of the Holders of such Debt Securities, and to make the occurrence, or the occurrence and continuance, of a Default in any of such additional covenants, restrictions, conditions or provisions a Default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental Indenture may provide for a particular period of grace after Default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement upon such Default or may limit the remedies available to the Trustee upon such Default or may limit the right of the Holders of a majority in aggregate principal amount of any or all series of Debt Securities to waive such default;

(c) to cure any ambiguity or to correct or supplement any provision contained herein, in any supplemental Indenture or in any Debt Securities of any series that may be defective or inconsistent with any other provision contained herein, in any supplemental Indenture or in the Debt Securities of such series; to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under this Indenture as shall not adversely affect the interests of any Holders of Debt Securities of any series in any material respect;

(d) to modify or amend this Indenture in such a manner as to permit the qualification of this Indenture or any Indenture supplemental hereto under the Trust Indenture Act as then in effect, except that nothing herein contained shall permit or authorize the inclusion in any Indenture supplemental hereto of the provisions referred to in Section 316(a)(2) of the Trust Indenture Act;

(e) to add to or change any of the provisions of this Indenture that would change or eliminate any restrictions on the payment of principal of, or premium, if any, or interest on, Debt Securities; provided, that any such action shall not adversely affect the interests of the Holders of Debt Securities of any series in any material respect or permit or facilitate the issuance of Debt Securities of any series in uncertificated form;

(f) to add guarantees with respect to the Debt Securities or to secure the Debt Securities, and, in each case, to add customary Events of Defaults relating to such guarantees or security for the benefit of Holders of such Debt Securities;

(g) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Debt Securities; provided, however, that any such addition, change or elimination not otherwise permitted under this Section 9.01 shall (i) neither (A) apply to any Debt Security of any series created prior to the execution of such supplemental Indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Debt Security with respect to such provision or (ii) shall become effective only when there is no such Debt Security Outstanding;

(h) to evidence and provide for the acceptance of appointment hereunder by a successor or separate Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; and

(i) to establish the form or terms of Debt Securities of any series, including any guarantee, as permitted by Sections 2.01 and 2.03.

The Trustee is hereby authorized to join with the Issuer and each Guarantor in the execution of any such supplemental Indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental Indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise. Notwithstanding the above, a Guarantor shall not be required to be a party to an amendment or supplemental indenture except to the extent such supplemental indenture relates to such Guarantor’s obligations.

In executing any amendment or supplemental indenture, the Trustee shall receive and will be fully protected in conclusively relying upon Officer’s Certificate of the Issuer and each Guarantor party to such amendment or supplemental indenture and an Opinion of Counsel stating that the execution of such amendment of supplemental indenture is authorized and permitted by this Indenture and is the legal, valid and binding obligation of the Issuer and each applicable Guarantor, enforceable against the Issuer and each applicable Guarantor in accordance with its terms. The Trustee shall have no responsibility for determining whether any such amendment or supplemental indenture will or may have an adverse effect on any Holder.

Any supplemental Indenture authorized by the provisions of this Section 9.01 may be executed by the Issuer, a Guarantor and the Trustee without the consent of the Holders of any of the Debt Securities appertaining thereto at the time Outstanding, notwithstanding any of the provisions of Section 9.02.

After an amendment under this Section 9.01 becomes effective, the Issuer shall mail or send to Holders of Debt Securities of each series affected thereby a notice briefly describing such amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

Section 9.02 Modification of Indenture with Consent of Holders of Debt Securities. Without notice to any Holder but with the consent (evidenced as provided in Section 8.01) of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected by such supplemental Indenture, the Issuer and each applicable Guarantor when authorized by a resolution of their respective Boards of Directors, and the Trustee may from time to time and at any time enter into an Indenture or Indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental Indenture or of modifying in any manner the rights of the Holders of the Debt Securities of such series; provided, that no such supplemental Indenture, without the consent of the Holders of each Debt Security so affected, shall (i) reduce the percentage in principal amount of Debt Securities of any series whose Holders must consent to an amendment; (ii) reduce the rate of or extend the time for payment of interest on any Debt Security; (iii) reduce the principal of or extend the Stated Maturity of any Debt Security; (iv) reduce the premium, if any, payable upon the redemption of any Debt Security or change the time at which any Debt Security may or shall be redeemed in accordance with Article III, provided that any amendment to the notice requirements may be made with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of such series; (v) make any Debt Security payable in a Currency other than that stated in the Debt Security; (vi) release any security that may have been granted in respect of the Debt Securities; (vii) modify any of the provisions of this Indenture relating to the subordination of the Debt Securities or any Guarantee in respect thereof in a manner adverse to Holders of Debt Securities or; (viii) make any change in Section 6.06 or this Section 9.02.

A supplemental Indenture which changes or eliminates any covenant or other provision of this Indenture which has been expressly included solely for the benefit of one or more particular series of Debt Securities or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debt Securities of any other series.

Upon the request of the Issuer and each applicable Guarantor accompanied by a copy of a resolution of their respective Boards of Directors authorizing the execution of any such supplemental Indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Issuer and each applicable Guarantor in the execution of such supplemental Indenture unless such supplemental Indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental Indenture (except to the extent required in the case of a supplemental Indenture entered into under Section 9.01(d) or 9.01(h)). Notwithstanding the above, a Guarantor shall not be required to be a party to an amendment or supplemental indenture except to the extent such supplemental indenture relates to such Guarantor’s obligations.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed supplemental Indenture, but it shall be sufficient if such consent shall approve the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Company and the Parent shall mail or send to Holders of Debt Securities of each series affected thereby a notice briefly describing such amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

Section 9.03 Effect of Supplemental Indentures. Upon the execution of any supplemental Indenture pursuant to the provisions of this Article IX, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer, each applicable Guarantor and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental Indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

The Trustee, subject to the provisions of Sections 7.01 and 7.02, may request Officer’s Certificates from the Issuer and each applicable Guarantor and an Opinion of Counsel as conclusive evidence that any such supplemental Indenture complies with the provisions of this Article IX and that it will be valid and binding upon the Issuer and each applicable Guarantor thereto and enforceable in accordance with its terms.

Section 9.04 Debt Securities May Bear Notation of Changes by Supplemental Indentures. Debt Securities of any series authenticated and delivered after the execution of any supplemental Indenture pursuant to the provisions of this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental Indenture. New Debt Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental Indenture may be prepared and executed by the Issuer, authenticated by the Trustee and delivered in exchange for the Debt Securities of such series then Outstanding. Failure to make the appropriate notation or to issue a new Debt Security of such series shall not affect the validity of such amendment.

ARTICLE X

Consolidation, Merger, Sale or Conveyance

Section 10.01 Consolidations and Mergers of the Company and the Parent. Neither the Company nor the Parent shall consolidate with or merge with or into any Person, or convey, transfer or lease all or substantially all its assets, unless: (i) either (a) the Company or the Parent, as the case may be, shall be the continuing Person in the case of a merger or (b) the resulting, surviving or transferee Person if other than the Company or the Parent, as the case may be (the “Successor Company”), shall be a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and the Successor Company shall expressly assume, by an Indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company or the Parent, as applicable, under the Debt Securities, and this Indenture; (ii) if the Successor Company in the transaction is not the Issuer, each Guarantor, unless it has become the Successor Company, shall confirm its Guarantee shall continue to apply to the applicable Debt Series; (iii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary of the Company or the Parent, as applicable, as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default would occur or be continuing; and (iv) the Company or the Parent, as applicable, shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental Indenture (if any) comply with this Indenture.

Section 10.02 Rights and Duties of Successor Corporation. In case of any consolidation or merger, or conveyance, transfer or lease of the assets of the Company or the Parent as an entirety or virtually as an entirety in accordance with Section 10.01, the Successor Company shall succeed to and be substituted for the Company or the Parent, as applicable, with the same effect as if it had been named herein as the party of the first part, and the predecessor corporation shall be relieved of any further obligation under the Indenture and the Debt Securities and promptly thereafter be released from such obligations. The Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company or the Parent, as applicable, any or all the Debt Securities issuable hereunder which theretofore shall not have been signed by the Company or the Parent, as applicable, and delivered to the Trustee; and, upon the order of the Successor Company, instead of the Company or the Parent, as applicable, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Debt Securities which previously shall have been signed and delivered by the officers of the Company or the Parent, as applicable, to the Trustee for authentication, and any Debt Securities which the Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose.

All the Debt Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debt Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all such Debt Securities had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, conveyance, transfer or lease such changes in phraseology and form (but not in substance) may be made in the Debt Securities appertaining thereto thereafter to be issued as may be appropriate.

ARTICLE XI

Satisfaction and Discharge of Indenture; Defeasance; Unclaimed Moneys

Section 11.01 Applicability of Article. If, pursuant to Section 2.03, provision is made for the defeasance of Debt Securities of a series, then the provisions of this Article XI relating to defeasance of Debt Securities shall be applicable except as otherwise specified pursuant to Section 2.03 for Debt Securities of such series.

Section 11.02 Satisfaction and Discharge of Indenture; Defeasance.

(a) If at any time (i) the Issuer or any Guarantor shall have delivered to the Trustee for cancellation all Debt Securities of any series theretofore authenticated and delivered (other than (1) any Debt Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09 and (2) Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer as provided in Section 11.05) or (ii) all Debt Securities of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Issuer or the Guarantor shall deposit with the Trustee as trust funds the entire amount in the Currency in which such Debt Securities are denominated (except as otherwise provided pursuant to Section 2.03) sufficient to pay at maturity or upon redemption all such Debt Securities of such series not theretofore delivered to the Trustee for cancellation, including principal and premium, if any, and interest due or to become due on such date of maturity or redemption date, as the case may be, and if in either case the Issuer or a Guarantor shall also pay or cause to be paid all other sums payable hereunder by the Issuer or a Guarantor, then this Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such Debt Securities herein expressly provided for and rights to receive payments of principal of, and premium, if any, and interest on, such Debt Securities with respect to the Debt Securities of such series) and the Trustee, on demand of the Issuer or a Guarantor accompanied by an Officer’s Certificate or the Issuer or such Guarantor and an Opinion of Counsel and at the cost and expense of the Issuer or a Guarantor, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture.

(b) Subject to Sections 11.02(c), 11.03 and 11.07, the Issuer and any Guarantor at any time may terminate, with respect to Debt Securities of a particular series, (i) all their respective obligations under the Debt Securities of such series and this Indenture with respect to the Debt Securities of such series and under any Guarantee in respect thereof (“legal defeasance option”) or (ii) their respective obligations with respect to the Debt Securities of such series and under the any Guarantee in respect thereof under Section 10.01 and the related operation of Section 6.01(d) and the operation of Sections 4.05 and 6.01(d) and (h) (and, if specified pursuant to Section 2.03, any other obligation of the Issuer or any Guarantor or restrictive covenant added for the benefit of such series pursuant to Section 2.03) (“covenant defeasance option”). The Issuer and any Guarantor may exercise the legal defeasance option notwithstanding its prior exercise of the covenant defeasance option.

If the Issuer and any Guarantor exercise the legal defeasance option, payment of the Debt Securities of the defeased series may not be accelerated because of an Event of Default. If the Issuer and any Guarantor exercise the covenant defeasance option, payment of the Debt Securities of the defeased series may not be accelerated because of an Event of Default specified in Sections 6.01(d) and (h) (and, if specified pursuant to Section 2.03, any other obligation of the Issuer or any Guarantor or restrictive covenant added for the benefit of such series pursuant to Section 2.03) (except to the extent covenants or agreements referenced in such Sections remain applicable).

Upon satisfaction of the conditions set forth herein and upon request of the Issuer or any Guarantor, accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Issuer and such Guarantor, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer or such Guarantor terminates.

(c) Notwithstanding clauses (a) and (b) above, the Issuer’s and any Guarantor’s obligations in Sections 2.07, 2.09, 4.02, 4.04, 5.01, 7.06, 7.10, 11.05, 11.06 and 11.07 shall survive until the Debt Securities of the defeased series have been paid in full. Thereafter, the Issuer’s and any Guarantor’s obligations in Sections 7.06, 11.05 and 11.06 shall survive.

Section 11.03 Conditions of Defeasance. The Issuer or a Guarantor may exercise the legal defeasance option or the covenant defeasance option with respect to Debt Securities of a particular series only if:

(1) the Issuer or the applicable Guarantor, as the case may be, irrevocably deposits or causes to be deposited in trust with the Trustee money, U.S. Government Obligations, or a combination thereof, for the payment of principal of, premium, if any, and interest on, the Debt Securities of such series to maturity or redemption, as the case may be;

(2) the Issuer or the applicable Guarantor, as the case may be, delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, if any, and interest when due on all the Debt Securities of such series to maturity or redemption, as the case may be;

(3) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.01(e) or (f) occurs which is continuing at the end of the period;

(4) no Default has occurred and is continuing on the date of such deposit and immediately after giving effect thereto;

(5) the Issuer or the applicable Guarantor, as the case may be, delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company required to register under the Investment Company Act of 1940;

(6) in the event of the legal defeasance option, the Issuer or the applicable Guarantor, as the case may be, shall have delivered to the Trustee an Opinion of Counsel to the effect that, as a result of such legal defeasance, the Holders of Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred, which Opinion of Counsel shall be based on either (i) a statute that is enacted, a Treasury regulation that is promulgated and becomes effective or a revenue ruling that is published after, in each case, the date of this Indenture or (ii) a private letter ruling directed to the Trustee received from the Internal Revenue Service which, in the case of the authority described in clause (i) or (ii), provides that in circumstances comparable to such a legal defeasance no tax consequences will arise for the Holders as a result of such legal defeasance;

(7) in the event of the covenant defeasance option, the Issuer or the applicable Guarantor, as the case may be, shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(8) the Issuer and each Guarantor delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Debt Securities of such series as contemplated by this Article XI have been complied with.

Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of Debt Securities of such series at a future date in accordance with Article III.

Section 11.04 Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article XI. It shall apply the deposited money and the money from U.S. Government Obligations through any paying agent and in accordance with this Indenture to the payment of principal of, and premium, if any, and interest on, the Debt Securities of the defeased series.

Section 11.05 Repayment to Issuer. The Trustee and any paying agent shall promptly turn over to the Issuer upon request any excess money or securities held by them at any time, subject to compliance with applicable abandoned property law, and all liability of the Trustee or any Agent with respect to such money or securities shall thereupon cease.

Subject to any applicable abandoned property law, the Trustee and any paying agent shall pay to the Issuer upon request any money held by them for the payment of principal, premium or interest that remains unclaimed for two years and all liability of the Trustee or any Agent with respect to such money shall thereupon cease, and, thereafter, Holders entitled to such money must look to the Issuer for payment as general creditors.

Section 11.06 Indemnity for U.S. Government Obligations. The Issuer and any Guarantor shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Debt Securities.

Section 11.07 Reinstatement. If the Trustee or any paying agent is unable to apply any money or U.S. Government Obligations in accordance with this Article XI by reason of any legal proceeding or by reason of any order or judgment of any court or government authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s or any Guarantor’s obligations under this Indenture and the Debt Securities of the defeased series shall be revived and reinstated as though no deposit had occurred pursuant to this Article XI until such time as the Trustee or any paying agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article XI; provided, however, that if the Issuer or any Guarantor has made any payment of principal of, premium, if any, or interest on any Debt Securities because of the reinstatement of its obligations, the Issuer or such Guarantor shall be subrogated to the rights of the Holders of those Debt Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or the paying agent.

ARTICLE XII

Miscellaneous Provisions

Section 12.01 Successors and Assigns of Issuer and Guarantors Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Issuer, a Guarantor or the Trustee shall bind on their respective successors and assigns, whether so expressed or not.

Section 12.02 Acts of Board, Committee or Officer of Successor Company Valid. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Issuer or a Guarantor shall and may be done and performed with like force and effect by the like board, committee or officer of any Successor Company.

Section 12.03 Required Notices or Demands. Except as otherwise expressly provided in this Indenture, any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on the Issuer or a Guarantor may be given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested) or sent by overnight air courier guaranteeing next day delivery addressed (until another address is filed by the Issuer or a Guarantor with the Trustee) as follows:

Jacobs Solutions Inc.

Jacobs Engineering Group Inc.

1999 Bryan Street

Suite 1200

Dallas, Texas 75201

Attention: General Counsel

Except as otherwise expressly provided in this Indenture, any notice, direction, request or demand by the Issuer, a Guarantor or by any Holder to or upon the Trustee may be given or made, for all purposes, if delivered in person or mailed by first-class mail (registered or certified, return receipt requested) or sent by overnight air courier guaranteeing next day delivery addressed to the Corporate Trust Office of the Trustee initially at:

U.S. Bank Trust Company, National Association

13737 Noel Road

Suite 800

Dallas, TX 75240

Attention: Global Corporate Trust Services

Email: michael.herberger@usbank.com

Facsimile No.: (972) 581-1660

The Issuer, any Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice required or permitted to a Registered Holder by the Issuer, any Guarantor or the Trustee pursuant to the provisions of this Indenture shall be deemed to be properly mailed by being deposited postage prepaid in a post office letter box in the United States addressed to such Holder at the address of such Holder as shown on the Debt Security Register. Any report pursuant to Section 313 of the Trust Indenture Act shall be transmitted in compliance with subsection (c) therein.

In the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose thereunder. The Trustee shall have the right to accept and act upon any notice, instruction, or other communication, including any funds transfer instruction (each, a “Notice”), received pursuant to this Indenture by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) and reasonably believed by the Trustee to be valid and shall not have any duty to confirm that the person sending such Notice is, in fact, a person authorized to do so. Electronic signatures reasonably believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider identified by any other party hereto and acceptable to the Trustee) shall be deemed original signatures for all purposes. Notwithstanding the foregoing, the Trustee may in any instance and in its sole discretion require that a Notice in the form of an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic Notice.

In the event of suspension of publication of any Authorized Newspaper or by reason of any other cause it shall be impracticable to give notice by publication, then such notification as shall be given pursuant to an Officer’s Certificate delivered to the Trustee shall constitute sufficient notice for every purpose hereunder.

Failure to mail a notice or communication to a Holder or any defect in it or any defect in any notice by publication as to a Holder shall not affect the sufficiency of such notice with respect to other Holders. If a notice or communication is mailed or published in the manner provided above, it is conclusively presumed duly given.

Notwithstanding any other provision of this Indenture or any Debt Security, where this Indenture or any Debt Security provides for notice of any event (including any notice of redemption) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with Applicable Procedures.

Section 12.04 Indenture and Debt Securities to be Construed in Accordance with the Laws of the State of New York; Jury Trial Waiver. This Indenture and each Debt Security shall be deemed to be New York contracts, and for all purposes shall be construed in accordance with the laws of said State (without reference to principles of conflicts of law). EACH OF THE ISSUER, EACH GUARANTOR, THE TRUSTEE, AND EACH HOLDER, BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE DEBT SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.05 Officer’s Certificate and Opinion of Counsel to be Furnished Upon Application or Demand by the Issuer or a Guarantor. Upon any application or demand by the Issuer or a Guarantor to the Trustee to take any action under any of the provisions of this Indenture, the Issuer or the applicable Guarantor, as applicable, shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate delivered pursuant to Section 4.05) shall include (1) a statement that the Person making such certificate or opinion has read such covenant or condition, (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with and (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.06 Payments Due on Legal Holidays. In any case where the date of maturity of interest on or principal of and premium, if any, on the Debt Securities of a series or the date fixed for redemption or repayment of any Debt Security or the making of any sinking fund payment shall not be a Business Day at any Place of Payment for the Debt Securities of such series, then payment of interest or principal and premium, if any, or the making of such sinking fund payment need not be made on such date at such Place of Payment, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date. If a record date is not a Business Day, the record date shall not be affected.

Section 12.07 Provisions Required by Trust Indenture Act to Control. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of Sections 310 to 318, inclusive, of the Trust Indenture Act, such required provision shall control.

Section 12.08 Computation of Interest on Debt Securities. Interest, if any, on the Debt Securities shall be computed on the basis of a 360-day year of twelve 30-day months, except as may otherwise be provided pursuant to Section 2.03.

Section 12.09 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and any paying agent may make reasonable rules for their functions.

Section 12.10 No Recourse Against Others. An incorporator or any past, present or future director, officer, employee, controlling Person or stockholder, as such, of the Issuer, any Guarantor or any successor shall not have any liability for any obligations of the Issuer or a Guarantor under the Debt Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Debt Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Debt Securities.

Section 12.11 Severability. In case any provision in this Indenture or the Debt Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12 Effect of Headings. The article and section headings herein and in the Table of Contents and the Trust Indenture Act Cross Reference Sheet are for convenience only and shall not affect the construction hereof.

Section 12.13 Indenture may be Executed in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission (including any electronic signature covered by the ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or electronic signature shall be deemed to be their original signatures for all purposes.

Section 12.14 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, the Trustee in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties hereby agree that they shall provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

ARTICLE XIII

Subordination of Debt Securities

Section 13.01 Agreement to Subordinate. The Issuer covenants and agrees, and each Holder of Debt Securities issued hereunder and under any Indenture supplemental hereto or pursuant to a resolution of the Board of Directors and set forth in an Officer’s Certificate (“Additional Provisions”) by such Holder’s acceptance thereof likewise covenants and agrees, that all Debt Securities shall be issued subject to the provisions of this Article XIII; and each Holder of a Debt Security, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

The payment by the Issuer of the principal of, any premium and interest on, all Debt Securities of each series issued hereunder and under any Additional Provisions shall, to the extent and in the manner hereinafter set forth, be subordinate in right of payment to the prior payment in full of all Issuer Senior Indebtedness with respect to such series, whether outstanding at the date of this Indenture or thereafter incurred.

No provision of this Article XIII shall prevent the occurrence of any default or Event of Default hereunder.

Section 13.02 Default on Issuer Senior Indebtedness. In the event and during the continuation of any default by the Issuer beyond any applicable grace period in the payment of principal, premium, interest or any other amount due on any Issuer Senior Indebtedness with respect to the Debt Securities of any series, or in the event that the maturity of any Issuer Senior Indebtedness with respect to the Debt Securities of any series has been accelerated because of a default, then, in either case, no payment shall be made by the Issuer with respect to the principal (including redemption and sinking fund payments) of, any premium or interest on, the Debt Securities of such series, unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Issuer Senior Indebtedness has been paid in full in cash.

In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this Section 13.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Issuer Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Issuer Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of such Issuer Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing within 90 days of such payment of the amounts then due and owing on such Issuer Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of such Issuer Senior Indebtedness.

Section 13.03 Liquidation, Dissolution, Bankruptcy. Upon any payment by the Issuer or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of the Issuer, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Issuer Senior Indebtedness with respect to the Debt Securities of any series shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Issuer on account of the principal of, premium or interest on, the Debt Securities of such series; and upon any such dissolution, winding-up, liquidation or reorganization, or in any such bankruptcy, insolvency, receivership or other proceeding, any payment by the Issuer, or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee would be entitled to receive from the Issuer, except for the provisions of this Article XIII, shall be paid by the Issuer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them or it, directly to the holders of such Issuer Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of such Issuer Senior Indebtedness held by such holders, as calculated by the Issuer) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Issuer Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Issuer Senior Indebtedness in full, in money or money’s worth, after giving effect to any concurrent payment or distribution to or for the holders of such Issuer Senior Indebtedness, before any payment or distribution is made to the Holders of the Securities of such series or to the Trustee.

In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, prohibited by the foregoing shall be received by the Trustee before all such Issuer Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Issuer Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Issuer Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Issuer, for application to the payment of all such Issuer Senior Indebtedness remaining unpaid to the extent necessary to pay such Issuer Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Issuer Senior Indebtedness.

For purposes of this Article XIII, the words “cash, property or securities” shall not be deemed to include shares of stock of the Issuer as reorganized or readjusted, or securities of the Issuer or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article XIII with respect to the Debt Securities of the relevant series to the payment of all Issuer Senior Indebtedness with respect to the Debt Securities of such series that may at the time be outstanding, provided that (i) such Issuer Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Issuer Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Issuer with, or the merger of the Issuer into, another Person or the liquidation or dissolution of the Issuer following the conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in Sections 10.01 and 10.02 of this Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 13.03 if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Sections 10.01 and 10.02 of this Indenture. Nothing in Section 13.02 or in this Section 13.03 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.06 of this Indenture.

Section 13.04 Subrogation. Subject to the payment in full of all Issuer Senior Indebtedness with respect to the Debt Securities of any series, the rights of the Holders of the Debt Securities of such series shall be subrogated to the rights of the holders of such Issuer Senior Indebtedness to receive payments or distributions of cash, property or securities of the Issuer applicable to such Issuer Senior Indebtedness until the principal of, any premium and interest on, the Debt Securities of such series shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Issuer Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article XIII, and no payment over pursuant to the provisions of this Article XIII to or for the benefit of the holders of such Issuer Senior Indebtedness by Holders of the Debt Securities of such series or the Trustee, shall, as between the Issuer, its creditors other than holders of such Issuer Senior Indebtedness, and the Holders of the Debt Securities of such series, be deemed to be a payment by the Issuer to or on account of such Issuer Senior Indebtedness. It is understood that the provisions of this Article XIII are and are intended solely for the purposes of defining the relative rights of the Holders of the Debt Securities of each series, on the one hand, and the holders of the Issuer Senior Indebtedness with respect to the Debt Securities of such series, on the other hand.

Nothing contained in this Article XIII or elsewhere in this Indenture, any Additional Provisions or in the Debt Securities of any series is intended to or shall impair, as between the Issuer, its creditors other than the holders of Issuer Senior Indebtedness with respect to the Debt Securities of such series, and the Holders of the Debt Securities of such series, the obligation of the Issuer, which is absolute and unconditional, to pay to the Holders of the Debt Securities of such series the principal of, any premium and interest on, the Debt Securities of such series as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Debt Securities of such series and creditors of the Issuer, other than the holders of such Issuer Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Debt Security of such series from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XIII of the holders of such Issuer Senior Indebtedness in respect of cash, property or securities of the Issuer, as the case may be, received upon the exercise of any such remedy.

Upon any payment or distribution of assets of the Issuer referred to in this Article XIII, the Trustee, subject to the provisions of Article VII of this Indenture, and the Holders shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Debt Securities of any series, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Issuer Senior Indebtedness with respect to the Debt Securities of such series and other indebtedness of the Issuer, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIII.

Section 13.05 Trustee to Effectuate Subordination. Each Holder of Debt Securities by such Holder’s acceptance thereof authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XIII and appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.

Section 13.06 Notice by the Issuer. The Issuer shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Issuer that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debt Securities of any series pursuant to the provisions of this Article XIII. Notwithstanding the provisions of this Article XIII or any other provision of this Indenture or any Additional Provisions, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debt Securities of any series pursuant to the provisions of this Article XIII, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Issuer or a holder or holders of Issuer Senior Indebtedness with respect to the Debt Securities of such series or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Article VII of this Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 13.06 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, any premium or interest on, any Debt Security of such series), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

The Trustee, subject to the provisions of Article VII of this Indenture, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Issuer Senior Indebtedness with respect to the Debt Securities of any series (or a trustee on behalf of such holder), to establish that such notice has been given by a holder of such Issuer Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Issuer Senior Indebtedness to participate in any payment or distribution pursuant to this Article XIII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Issuer Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XIII, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Upon any payment or distribution of assets of the Issuer referred to in this Article XIII, the Trustee and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities of any series, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Issuer Senior Indebtedness with respect to the Securities of such series and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIII.

Section 13.07 Rights of the Trustee; Holders of the Issuer Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XIII in respect of any Issuer Senior Indebtedness with respect to the Debt Securities of any series at any time held by it, to the same extent as any other holder of such Issuer Senior Indebtedness, and nothing in this Indenture or any Additional Provisions shall deprive the Trustee of any of its rights as such holder.

With respect to the holders of Issuer Senior Indebtedness with respect to the Debt Securities of any series, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XIII, and no implied covenants or obligations with respect to the holders of such Issuer Senior Indebtedness shall be read into this Indenture or any Additional Provisions against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Issuer Senior Indebtedness and, subject to the provisions of Article VII of this Indenture, the Trustee shall not be liable to any holder of such Issuer Senior Indebtedness if it shall pay over or deliver to Holders of the Debt Securities of such series, the Issuer or any other Person money or assets to which any holder of such Issuer Senior Indebtedness shall be entitled by virtue of this Article XIII or otherwise.

Nothing in this Article XIII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.06.

Section 13.08 Subordination May Not Be Impaired. No right of any present or future holder of any Issuer Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer, or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuer with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Issuer Senior Indebtedness with respect to the Debt Securities of any series may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of Securities of such series, without incurring responsibility to such Holders and without impairing or releasing the subordination provided in this Article XIII or the obligations hereunder of the Holders of the Securities of such series to the holders of such Issuer Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Issuer Senior Indebtedness, or otherwise amend or supplement in any manner such Issuer Senior Indebtedness or any instrument evidencing the same or any agreement under which such Issuer Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Issuer Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Issuer Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Issuer and any other Person.

ARTICLE XIV

Guarantee and Indemnity

Section 14.01 The Guarantee. Each Guarantor hereby unconditionally guarantees to each Holder of a Debt Security issued by the Issuer and authenticated and delivered by the Trustee hereunder the due and punctual payment of the principal of, any premium and interest on, with respect to such Debt Security and the due and punctual payment of the sinking fund payments (if any) provided for pursuant to the terms of such Debt Security, when and as the same shall become due and payable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such Debt Security and of this Indenture. In case of the failure of the Issuer punctually to pay any such principal, premium, interest, sinking fund payment, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Issuer.

Section 14.02 Guarantee Unconditional, etc. Each Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be full, absolute, irrevocable and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any applicable Debt Security or this Indenture, any failure to enforce the provisions of any applicable Debt Security or this Indenture, or any waiver, modification, consent or indulgence granted with respect thereto by the Holder of such Debt

Security or the Trustee, the recovery of any judgment against the Issuer or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Debt Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, any premium and interest on, and sinking fund payments required with respect to, the applicable Debt Securities and the complete performance of all other obligations contained in the applicable Debt Securities. Each Guarantor further agrees, to the fullest extent that it lawfully may do so, that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, the Stated Maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.01 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or prohibition extant under any bankruptcy, insolvency, reorganization or other similar law of any jurisdiction preventing such acceleration in respect of the obligations guaranteed hereby.

Section 14.03 Reinstatement. This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment on any Debt Security issued by the Issuer, in whole or in part, is rescinded or must otherwise be restored to the Issuer or a Guarantor upon the bankruptcy, liquidation or reorganization of the Issuer or otherwise.

Section 14.04 Subrogation. Each Guarantor shall be subrogated to all rights of the Holder of any Debt Security issued by the Issuer against the Issuer in respect of any amounts paid to such Holder by such Guarantor pursuant to the provisions of this Guarantee; provided, however, that such Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, any premium and interest on, and sinking fund payments required with respect to, all Debt Securities issued by the Issuer shall have been paid in full.

Section 14.05 Indemnity. As a separate and alternative stipulation, each Guarantor unconditionally and irrevocably agrees that any sum expressed to be payable by the Issuer under this Indenture, the Debt Securities issued by the Issuer hereunder but which is for any reason (whether or not now known or becoming known to the Issuer, such Guarantor, the Trustee or any Holder of any such Debt Security) not recoverable from such Guarantor on the basis of a guarantee will nevertheless be recoverable from it as if it were the sole principal debtor and will be paid by it to the Trustee on demand. This indemnity constitutes a separate and independent obligation from the other obligations in this Indenture, gives rise to a separate and independent cause of action and will apply irrespective of any indulgence granted by the Trustee or any Holder of any Debt Security issued by the Issuer.

ARTICLE XV

Subordination of Guarantee

Section 15.01 Agreement to Subordinate Guarantee. Each Guarantor covenants and agrees, and each Holder of Debt Securities issued hereunder and under any Additional Provisions, by such Holder’s acceptance thereof likewise covenants and agrees, that all Debt Securities shall be issued subject to the provisions of this Article XV; and each Holder of a Debt Security, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

The payment by a Guarantor pursuant to a Guarantee of the principal of, any premium and interest on, all Debt Securities of each series issued hereunder and under any Additional Provisions shall, to the extent and in the manner hereinafter set forth, be subordinate in right of payment to the prior payment in full of all Guarantor Senior Indebtedness with respect to such series, whether outstanding at the date of this Indenture or thereafter incurred.

No provision of this Article XV shall prevent the occurrence of any default or Event of Default hereunder.

Section 15.02 Default on Guarantor Senior Indebtedness. In the event and during the continuation of any default by a Guarantor beyond any applicable grace period in the payment of principal, premium, interest or any other amount due on any Guarantor Senior Indebtedness with respect to the Debt Securities of any series, or in the event that the maturity of any Guarantor Senior Indebtedness with respect to the Debt Securities of any series has been accelerated because of a default, then, in either case, no payment shall be made by such Guarantor pursuant to the respective Guarantee with respect to the principal (including redemption and sinking fund payments) of, any premium or interest on, the Debt Securities of such series, unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Guarantor Senior Indebtedness has been paid in full in cash.

In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this Section 15.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Guarantor Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of such Guarantor Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing within 90 days of such payment of the amounts then due and owing on such Guarantor Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of such Guarantor Senior Indebtedness.

Section 15.03 Liquidation; Dissolution; Bankruptcy. Upon any payment by a Guarantor or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of such Guarantor, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Guarantor Senior Indebtedness with respect to the Debt Securities of any series shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by such Guarantor pursuant to the respective Guarantee on account of the principal of, premium or interest on, the Debt Securities of such series; and upon any such dissolution, winding-up, liquidation or reorganization, or in any such bankruptcy, insolvency, receivership or other proceeding, any payment by such Guarantor, or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee would be entitled to receive from such Guarantor, except for the provisions of this Article XV, shall be paid by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them or it, directly to the holders of such Guarantor Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Indebtedness held by such holders, as calculated by such Guarantor) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Guarantor Senior Indebtedness in full, in money or money’s worth, after giving effect to any concurrent payment or distribution to or for the holders of such Guarantor Senior Indebtedness, before any payment or distribution is made pursuant to the respective Guarantee to the Holders of the Debt Securities of such series or to the Trustee.

In the event that, notwithstanding the foregoing, any payment or distribution of assets of a Guarantor pursuant to the respective Guarantee of any kind or character, whether in cash, property or securities, prohibited by the foregoing shall be received by the Trustee before all such Guarantor Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Guarantor Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by such Guarantor, for application to the payment of all such Guarantor Senior Indebtedness remaining unpaid to the extent necessary to pay such Guarantor Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Guarantor Senior Indebtedness.

For purposes of this Article XV, the words “cash, property or securities” shall not be deemed to include shares of stock of a Guarantor as reorganized or readjusted, or securities of such Guarantor or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article XV with respect to the respective Guarantee in respect of any series of Debt Securities to the payment of all Guarantor Senior Indebtedness with respect to the Debt Securities of such series that may at the time be outstanding, provided that (i) such Guarantor Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Guarantor Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of a Guarantor with, or the merger of a Guarantor into, another Person or the liquidation or dissolution of a Guarantor following the conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in Sections 10.01 and 10.02 of this Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 15.03 if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Sections 10.01 and 10.02 of this Indenture. Nothing in Section 15.02 or in this Section 15.03 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.06 of this Indenture.

Section 15.04 Subrogation. Subject to the payment in full of all Guarantor Senior Indebtedness with respect to the Debt Securities of any series, the rights of the Holders of the Debt Securities of such series shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments or distributions of cash, property or securities of the applicable Guarantor applicable to such Guarantor Senior Indebtedness until the principal of, any premium and interest on, the Debt Securities of such series shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Guarantor Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article XV, and no payment over pursuant to the provisions of this Article XV to or for the benefit of the holders of such Guarantor Senior Indebtedness by Holders of the Debt Securities of such series or the Trustee, shall, as between the applicable Guarantor, its creditors other than holders of such Guarantor Senior Indebtedness, and the Holders of the Debt Securities of such series, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Indebtedness. It is understood that the provisions of this Article XV are and are intended solely for the purposes of defining the relative rights of the Holders of the Debt Securities of each series, on the one hand, and the holders of such Guarantor Senior Indebtedness with respect to the Debt Securities of such series on the other hand.

Nothing contained in this Article XV or elsewhere in this Indenture, any Additional Provisions or in the Debt Securities of any series is intended to or shall impair, as between a Guarantor, its creditors other than the holders of Guarantor Senior Indebtedness with respect to the Debt Securities of such series, and the Holders of the Debt Securities of such series, the obligation of such Guarantor, which is absolute and unconditional, to pay to the Holders of the Debt Securities of such series pursuant to the respective Guarantee the principal of, any premium and interest on, the Debt Securities of such series as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Debt Securities of such series and creditors of such Guarantor, other than the holders of such Guarantor Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Debt Security of such series from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XV of the holders of such Guarantor Senior Indebtedness in respect of cash, property or securities of the applicable Guarantor, as the case may be, received upon the exercise of any such remedy.

Upon any payment or distribution of assets of a Guarantor referred to in this Article XV, the Trustee, subject to the provisions of Article VII of this Indenture, and the Holders shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Debt Securities of any series, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Guarantor Senior Indebtedness with respect to the Debt Securities of such series and other indebtedness of such Guarantor, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XV.

Section 15.05 Trustee to Effectuate Subordination. Each Holder of Debt Securities by such Holder’s acceptance thereof authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XV and appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.

Section 15.06 Notice by the Guarantors. Each Guarantor shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to such Guarantor that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debt Securities of any series pursuant to the provisions of this Article XV. Notwithstanding the provisions of this Article XV or any other provision of this Indenture or any Additional Provisions, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debt Securities of any series pursuant to the provisions of this Article XV, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from such Guarantor or a holder or holders of Guarantor Senior Indebtedness with respect to the Debt Securities of such series or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Article VII of this Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 15.06 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment pursuant to the respective Guarantee of the principal of, any premium or interest on, any Debt Security of such series), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

The Trustee, subject to the provisions of Article VII of this Indenture, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Guarantor Senior Indebtedness with respect to the Debt Securities of any series (or a trustee on behalf of such holder), to establish that such notice has been given by a holder of such Guarantor Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article XV, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XV, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Upon any payment or distribution of assets of a Guarantor referred to in this Article XV, the Trustee and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Debt Securities of any series, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Indebtedness with respect to the Debt Securities of such series and other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XV.

Section 15.07 Rights of the Trustee; Holders of Guarantor Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XV in respect of any Guarantor Senior Indebtedness with respect to the Debt Securities of any series at any time held by it, to the same extent as any other holder of such Guarantor Senior Indebtedness, and nothing in this Indenture or any Additional Provisions shall deprive the Trustee of any of its rights as such holder.

With respect to the holders of Guarantor Senior Indebtedness with respect to the Debt Securities of any series, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XV, and no implied covenants or obligations with respect to the holders of such Guarantor Senior Indebtedness shall be read into this Indenture or any Additional Provisions against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Guarantor Senior Indebtedness and, subject to the provisions of Article VII of this Indenture, the Trustee shall not be liable to any holder of such Guarantor Senior Indebtedness if it shall pay over or deliver to Holders of the Debt Securities of such series, a Guarantor or any other Person money or assets to which any holder of such Guarantor Senior Indebtedness shall be entitled by virtue of this Article XV or otherwise.

Nothing in this Article XV shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.06.

Section 15.08 Subordination May Not Be Impaired. No right of any present or future holder of any Guarantor Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of a Guarantor, or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by such Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Guarantor Senior Indebtedness with respect to the Debt Securities of any series may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of Debt Securities of such series, without incurring responsibility to such Holders and without impairing or releasing the subordination provided in this Article XV or the obligations hereunder of the Holders of the Debt Securities of such series to the holders of such Guarantor Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Guarantor Senior Indebtedness, or otherwise amend or supplement in any manner such Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which such Guarantor Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Guarantor Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Guarantor Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against a Guarantor and any other Person.

[Signature page to immediately follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly signed as of the date first written.

JACOBS SOLUTIONS INC.

By:
Name:
Title:

JACOBS ENGINEERING GROUP INC.

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title: